Exhibit 10.2



                        CADMUS COMMUNICATIONS CORPORATION


               SENIOR SUBORDINATED INCREASING RATE NOTES, SERIES A


                                    INDENTURE


                            DATED AS OF APRIL 1, 1999


                            WILMINGTON TRUST COMPANY,


                                     TRUSTEE

               INDENTURE, dated as of April 1, 1999, among CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (the "Company"), the GUARANTORS (as defined herein) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's Senior Subordinated Increasing Rate Notes, Series A, issued pursuant to this Indenture on the date hereof and guaranteed by the Guarantors (the "Senior Subordinated Notes"), (ii) any Roll-Over Notes (as defined herein) that may be issued upon the Initial Maturity Date (as defined herein) and (iii) any Exchange Notes or Private Exchange Notes (each as defined herein) if and when issued as provided in the Registration Rights Agreement (as defined herein) in exchange for any Roll-Over Notes. The Senior Subordinated Notes, any Roll-Over Notes, any Exchange Notes and any Private Exchange Notes, treated as one class, are collectively referred to as the "Senior Subordinated Securities."

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


               SECTION 1.01  Definitions.

        "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case, not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "ACQUISITION" means the acquisition contemplated by the Stock Purchase Agreement.

        "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

               "APPLICABLE CALL PREMIUM" means, as of a particular date, the number set forth opposite such date in the table below, expressed as a percentage of the principal amount of the Roll-Over Notes or Exchange Notes, as the case may be.

            REDEMPTION DATE                                      PREMIUM

            2004..............................................   107.000%
            2005..............................................   104.667%
            2006..............................................   102.333%
            2007 and thereafter...............................   100.000%

        "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (w) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $250,000;
(x) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted by Section 5.01; (y) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP (for the purposes of this clause (y), Purchase Money Notes shall be deemed to be cash); and (z) transfers of accounts receivable and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction.

        "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Delaware or the City of New York are authorized or required by law or governmental action to be closed.

        "CAPITAL EXPENDITURES" means, for any period, the sum of all capital expenditures Incurred during such period by the Company and its Consolidated Subsidiaries (other than capitalized interest), as determined in accordance with GAAP

        "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

        "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations and amendments.

        "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 14(d) under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company, measured by voting power rather than number of shares; (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of such Voting Stock of such surviving or transferee Person, measured by voting power rather than number of shares (immediately after giving effect to such issuance).

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMISSION" means the United States Securities and Exchange Commission.

        "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "COMPANY" means the party named as such in the introductory paragraphs of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter, means such successor.

        "CONSOLIDATED CASH FLOW" means, for any period, the sum, without duplication, of (a) Consolidated Net Income for such period, (b) taxes on income of the Company and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (c) interest expensed in respect of Indebtedness of the Company or any of its Consolidated Subsidiaries (other than any Obligations of the Company or such Consolidated Subsidiaries under Currency Agreements or Interest Swap Agreements) outstanding during such period, PROVIDED that there shall be excluded from such interest amount any amount that would otherwise be included therein with respect to the non-cash amortization of deferred financing costs, (d) book depreciation expenses of the Company and its Consolidated Subsidiaries for such period, and
(e) amortization of intangible assets of the Company and its Consolidated Subsidiaries for such period, all determined with respect to the Company and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. In determining Consolidated Cash Flow for any period, (i) any Consolidated Subsidiary acquired during such period by the Company or any other Consolidated Subsidiary shall be included on a PRO FORMA, historical basis as if it had been a Consolidated Subsidiary during such entire period, (ii) any amounts which would be included in a determination of Consolidated Cash Flow for such period with respect to assets acquired during such period by the Company or any Consolidated Subsidiary shall be included in the determination of Consolidated Cash Flow for such period and the amount thereof shall be calculated on a PRO FORMA, historical basis as if such assets had been acquired by the Company or such Consolidated Subsidiary prior to the first day of such period, (iii) any Consolidated Subsidiary sold during such period by the Company or any other Consolidated Subsidiary shall be excluded as if it had not been a Consolidated Subsidiary at any time during such period, and (iv) any amounts which would be otherwise included in a determination of Consolidated Cash Flow for such period with respect to assets sold or otherwise disposed of during such period by the Company or any Consolidated Subsidiary shall be excluded in the determination of Consolidated Cash Flow for such period and the amount excluded shall be calculated as if such assets had been sold or otherwise disposed of by the Company or such Consolidated Subsidiary prior to the first day of such period; provided that for each fiscal quarter of the Company ending June 30, 1999, September 30, 1999 and December 31, 1999, Consolidated Cash Flow shall be increased by the amount of the Net Cash Flow Adjustment for such fiscal quarter of the Company.

        "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Earnings and (ii) to the extent Consolidated Net Earnings has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Earnings for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis (in accordance with Article 11 of Regulation S-X under the Securities Act) for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary of such Person arising as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any PRO FORMA expense and cost reductions calculated in accordance with Article 11 of Regulation S-X under the Securities
Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. If, since the beginning of such Four Quarter Period, any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such Four Quarter Period) shall have made any Asset Sale or other disposition or Asset Acquisition that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto (in accordance with Article 11 of Regulation S-X under the Securities Act) as if such Asset Sale or other disposition or Asset Acquisition had occurred at the beginning of the applicable Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED NET EARNINGS" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom: (a) after-tax gains from Asset Sales (without regard to the $250,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto; (b) after-tax items classified as extraordinary, unusual or nonrecurring gains; (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person; (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;
(f) any restoration of income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date; (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued); and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor Person prior to such consolidation, merger or transfer of assets.

        "CONSOLIDATED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) any non-cash restructuring and/or integration charges taken by the Company in connection with the transactions described in the Stock Purchase Agreement up to an aggregate amount of $12.0 million, (ii) extraordinary items and (iii) any equity interests of the Company or any Subsidiary of the Company in the unremitted earnings of any Person that is not a Subsidiary of the Company.

        "CONSOLIDATED NET WORTH" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Earnings of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary of the Company or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

        "CONSOLIDATED TOTAL DEBT" means, at any date, the aggregate Indebtedness of the Company and its Consolidated Subsidiaries plus all Securitization Facility Attributed Debt, determined on a consolidated basis as of such date.

        "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        "CREDIT AGREEMENT" means the Credit Agreement dated as of April 1, 1999, among the Company, the lenders party thereto in their capacities as lenders thereunder, NationsBank, N.A., as Documentation Agent, First Union National Bank, as Syndication Agent, and Wachovia Bank, N.A., as Agent, together with the related documents thereto (including any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereof) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "CUSTODIAN" means the custodian with respect to any Global Senior Subordinated Security (as appointed by the Depositary), or any successor entity thereto as provided in Section 2.03.

        "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "DEPOSITARY" means, with respect to the Senior Subordinated Securities issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 as the Depositary with respect to the Senior Subordinated Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

        "DESIGNATED GUARANTOR SENIOR DEBT" means (i) Indebtedness of a Guarantor under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Guarantor Senior Debt as "Designated Guarantor Senior Debt."

        "DESIGNATED SENIOR DEBT" means (i) Indebtedness of the Company under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

        "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Senior Subordinated Securities. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04 of this Indenture.

        "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

        "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is incorporated or otherwise organized under the laws of the United States or any State thereof or the District of Columbia.

        "ENVIRONMENTAL AUTHORITY" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

        "ENVIRONMENTAL RELEASES" means releases as defined by CERCLA or under any applicable state or local environmental law or regulation.

        "ENVIRONMENTAL REQUIREMENTS" means any legal requirement relating to health, safety or the environment and applicable to the Company, any Subsidiary of the Company or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "EXCHANGE NOTES" means the Company's Senior Subordinated Notes due 2009 issued in exchange for the Roll-Over Notes pursuant to the Registration Rights Agreement.

        "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

        "GLOBAL SENIOR SUBORDINATED SECURITIES LEGEND" means the legend set forth in Exhibit C.

        "GLOBAL SENIOR SUBORDINATED SECURITY" means a Senior Subordinated Security that bears the Global Senior Subordinated Securities Legend.

        "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letter of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "GUARANTOR" means (1) each of Cadmus Journal Services, Inc., a Virginia corporation, Washburn Graphics, Inc., a North Carolina corporation, American Graphics, Inc., a Georgia corporation, Expert Graphics, Inc., a Virginia corporation, Cadmus Direct Marketing, Inc., a North Carolina corporation, Three Score, Inc., a Georgia corporation, Mack Printing Company, a Pennsylvania corporation, Port City Press, Inc., a Maryland corporation, Mack Printing Group, Inc., a Delaware corporation, and Science Craftsman Incorporated, a New York corporation, and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of such Guarantor in respect of the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (2) all Interest Swap Obligations (including guarantees thereof), and (3) all obligations under Currency Agreements (including guarantees thereof), in each case, whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Guarantor Senior Debt," with respect to any Guarantor, shall not include (i) any Indebtedness of such Guarantor to a Subsidiary or Affiliate of such Guarantor, or any Subsidiary of such Affiliate, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of Indebtedness Incurred in violation of the provisions of Section 4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture), (vii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "HAZARDOUS MATERIALS" means, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "containment", as defined in CERCLA, or in any applicable state or local law regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

        "HOLDER" OR "SENIOR SUBORDINATED SECURITYHOLDER" means the Person in whose name a Senior Subordinated Security is registered on the Registrar's books.

        "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to any provision hereof, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "INDENTURE" means this Indenture, as amended or supplemented from time to time.

        "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized investment banking or accounting firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "INITIAL MATURITY DATE" means April 1, 2000, the maturity date of the Senior Subordinated Notes; PROVIDED, that if on such date there exists any Default under Section 6.01(a), (c), (d), (e) or (h) but any applicable grace period has not expired as of such date, the Initial Maturity Date shall be postponed until the earlier to occur of (i) the date on which all such Defaults are cured and (ii) the date on which any such grace period expires.

        "INTEREST" means, with respect to any Senior Subordinated Security, the sum of cash interest and any Additional Interest (as defined in the Registration Rights Agreement) on such Senior Subordinated Securities.

        "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "ISSUE DATE" means the date of original issuance of the Senior Subordinated Notes.

        "JUNIOR SUBORDINATED NOTES" means, collectively, the three (3) 11.5% subordinated promissory notes due March 31, 2010 of the Company.

        "LIBOR PERIOD" means each period which begins on the last day of the immediately preceding LIBOR Period (or, in the case of the first LIBOR Period, which begins on the Issue Date) and ends on the date occurring ninety (90) days thereafter; provided that if such date is not a Business Day, the respective LIBOR Period shall end on the next succeeding Business Day.

        "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "NET CASH FLOW ADJUSTMENT" means, for any period, solely for calculating Consolidated Cash Flow for any four fiscal quarter period of the Company ending on or before the first anniversary of the Issue Date, an amount (up to a maximum amount of $3,034,000 for any such four fiscal quarter period) equal to any quantifiable cost savings, the amount of which the Company demonstrates in reasonable detail to the agent under the Credit Agreement as having been realized by the Company and its Subsidiaries as a result of, or in connection with, the Acquisition, such cost savings in each case to be given PRO FORMA effect as if they had been realized commencing as of the beginning of the third fiscal quarter of the Company immediately preceding the fiscal quarter in which the Company demonstrates such cost savings to the agent under the Credit Agreement (in each case without duplication of any amounts already included in Consolidated Cash Flow for the relevant period or any portion thereof).

        "NET CASH PROCEEDS" means, (a) with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (ii) taxes paid or payable relating to such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(iii) the repayment of Indebtedness that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets; and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (b) with respect to any issuance or sale of Take-Out Securities by any Person, the proceeds of such Incurrence, issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received by such Person in the form of cash or Cash Equivalents and proceeds from the conversion of other property received by such Person when converted to cash or Cash Equivalents, net of reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and reasonable brokerage, consultant and other fees) Incurred in connection with such Incurrence, issuance or sale.

        "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

        "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "OFFICER" with respect to any Person, means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of such Person.

        "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of such Person that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

        "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "PARTICIPATING SUBSIDIARY" means any Subsidiary of the Company that is a participant in a Permitted Securitization.

        "PERMITTED BUSINESS" means any business (including stock or assets) that derives its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

        "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

               (i) Indebtedness under the Senior Subordinated Securities, the Series B Securities, the Series C Securities, this Indenture, the Series B Indenture, the Series C Indenture and the Subsidiary Guarantees..

               (ii) Indebtedness Incurred by the Company pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $200.0 million, reduced by (a) the amount of all mandatory principal payments actually made by the Company in respect of term loans thereunder; (b) the amount of all required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction), thereunder; and (c) the aggregate amount of Indebtedness of Securitization Entities in Qualified Securitization Transactions at the time outstanding, to the extent that the net proceeds from such Indebtedness are not used (within 5 Business Days of the Incurrence of such Indebtedness) to make mandatory principal payments or required permanent repayments in accordance with clauses (a) and (b) above;

               (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

               (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent that the notional principal amount of any such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

               (v) Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements; PROVIDED that such Currency Agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the value of foreign currencies purchased or received in the ordinary course of business; PROVIDED, FURTHER, that, in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations of foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

               (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's Obligations under this Indenture and the Senior Subordinated Securities and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of Incurrence;

               (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (x)  Refinancing Indebtedness;

               (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries Incurred in the ordinary course of business not to exceed $5.0 million at any one time outstanding;

               (xii) the Incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is without recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

               (xiii) so long as no Senior Subordinated Note, Series B Note or Series C Note is then outstanding, additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but need not, be Incurred in whole or in part under the Credit Agreement); and

               (xiv) Indebtedness under the Take-Out Senior Subordinated Debt and any guarantees thereof.

        For purposes of determining compliance with Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xi),
(xiii) or (xiv) above or is otherwise entitled to be Incurred pursuant to
Section 4.03(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Capital Stock will not be deemed to be an Incurrence of Indebtedness of an issuance of Disqualified Capital Stock for purposes of Section 4.03. The amount of Indebtedness issued at a price that is either less or greater than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        "PERMITTED INVESTMENTS" means: (i) Investments by the Company or any Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or any Person if as a result of such Investment such Person shall become a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or will merge or consolidate with or into the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Series B Securities, the Series C Securities and the Senior Subordinated Securities are subordinated to Senior Debt, to the Company's Obligations under the Series B Securities, the Series C Securities, Senior Subordinated Securities and the Series B Indenture, the Series C Indenture and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes in an aggregate principal amount not to exceed $2.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the provisions of Section 4.06; (viii) additional Investments having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed $5.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (ix) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; PROVIDED that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and (x) Investments in Permitted Businesses made by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (x) after the Issue Date, not to exceed $5.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "PERMITTED LIENS " means the following types of Liens:

               (i) Liens securing Senior Debt and Guarantor Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement) to the extent that the Indebtedness secured thereby is permitted to be Incurred pursuant to Section 4.03;

               (ii) Liens securing the Series B Securities, the Series C Securities, the Senior Subordinated Securities and the Subsidiary Guarantees;

               (iii) Liens in favor of the Company or any Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

               (iv) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

               (v) Liens securing Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been Incurred in accordance with the provisions of this Indenture, PROVIDED that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

               (vi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

               (vii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

               (viii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (ix) judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

               (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (xi) any interest or title of a lessor under any Capitalized Lease Obligation, PROVIDED that such Liens do not extend to any property of asset which is not leased property subject to such Capitalized Lease Obligation;

               (xii) Liens securing Purchase Money Indebtedness of the Company or any Restricted Subsidiary of the Company, PROVIDED that (a) the Purchase Money Indebtedness shall not exceed the purchase price or the cost of construction or improvement of such property or assets, as the case may be, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets so acquired, constructed or improved and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or completion of construction or improvement;

               (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

               (xiv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (xv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

               (xvi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

               (xvii) Liens securing Indebtedness under Currency Agreements;

               (xviii)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

               (xix) Liens securing Acquired Indebtedness Incurred in compliance with Section 4.03, PROVIDED that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (xx) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case Incurred in connection with a Qualified Securitization Transaction.

        "PERMITTED SECURITIZATION" means any financing program providing for the sale or transfer of Securitization Assets by the Company or its Participating Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes) (1) to one or more limited purpose financing companies, special purpose entities and/or other financial institutions; (2) in each case, on a non-recourse basis as to the Company and the Participating Subsidiaries; and (3) in each case, the fair market value of the Securitization Assets sold or transferred, including cash in an amount at least equal to 75% of the fair market value thereof, as determined in accordance with GAAP (for purposes of this definition, Purchase Money Notes shall be deemed cash).

        "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization. trust or joint venture, or a governmental agency or political subdivision thereof.

        "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "PRIVATE EXCHANGE NOTES" means the "Private Exchange Notes," as defined in the Registration Rights Agreement.

        "PRODUCTIVE ASSETS" means properties and assets (including Capital Stock) that are used or useful by the Company and its Restricted Subsidiaries in Permitted Businesses.

        "PROPERTIES" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary of the Company, wherever located.

        "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries Incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of property or equipment.

        "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

        "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Capital Stock.

        "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "RECEIVABLES SUBSIDIARY" means a special purpose, bankruptcy remote Wholly Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Securitization Assets in connection with and pursuant to a Permitted Securitization.

        "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness (the proceeds of which are applied within 60 days after the Incurrence thereof) in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" have correlative meanings.

        "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness Incurred in accordance with the provisions of Section 4.03 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) directly or indirectly result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of the Company or such Restricted Subsidiary as of the date of such Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses Incurred by the Company or such Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with
(A) a Weighted Average Life to Maturity as of the date of such Refinancing that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) such Refinancing Indebtedness shall be Indebtedness solely by the obligor of the Indebtedness being Refinanced and (y) if such Indebtedness being Refinanced is subordinate or junior to the Series B Securities, the Series C Securities, the Senior Subordinated Securities or a Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate to the Senior Subordinated Securities or such Subsidiary Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of April 1, 1999, among the Company, the Guarantors and the Holders.

        "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Senior Debt or Guarantor Senior Debt; PROVIDED that if, and for so long as, any Senior Debt or Guarantor Senior Debt lacks such a representative, then the Representative for such Senior Debt or Guarantor Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt or Guarantor Senior Debt in respect of any Senior Debt or Guarantor Senior Debt.

        "RESTRICTED SECURITIES LEGEND" means the legend to substantially the following effect:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, BUT HAS BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION, AND IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER DESCRIBED IN THE NOTE PURCHASE AGREEMENT DATED APRIL 1, 1999 AMONG CADMUS COMMUNICATIONS CORPORATION, J.P. MORGAN VENTURES CORPORATION AND FIRST UNION INVESTORS, INC. (THE "NOTE PURCHASE AGREEMENT'). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) IN ACCORDANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT AND (II) PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

        "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "ROLL-OVER NOTES" means any of the Company's Senior Subordinated Notes due 2009 issued upon the Initial Maturity Date of the Senior Subordinated Notes pursuant to the provisions of this Indenture and guaranteed by the Guarantors.

        "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

        "SECURITIZATION ASSETS" means all accounts receivable (whether now existing or arising in the future) of the Company or any of its Participating Subsidiaries which are sold or transferred pursuant to a Permitted Securitization, and any assets related thereto, including without limitation (i) all collateral given by any of the foregoing, (ii) all contracts and all guarantees (but not by the Company or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (iii) other related assets including those set forth in the Securitization Documents, and (iv) proceeds of all of the foregoing.

        "SECURITIZATION DOCUMENTS" shall mean all documentation relating to any Permitted Securitization.

        "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "SECURITIZATION FACILITY ATTRIBUTED DEBT" at any time means, without duplication, the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary, the Company or any Participating Subsidiary in respect of the Securitization Assets sold or transferred by it in connection with a Permitted Securitization (it being the intent of the parties that the amount of Securitization Facility Attributed Debt at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

        "SENIOR DEBT" means, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, Incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (2) all Interest Swap Obligations (including guarantees thereof), and (3) all obligations under Currency Agreements (including guarantees thereof), in each case, whether outstanding on the Issue Date or thereafter Incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to any Subsidiary or Affiliate of the Company, or any Subsidiary of such Affiliate, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts Incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness Incurred in violation of Section 4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture), (vii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company. The Senior Subordinated Securities are intended to constitute Senior Debt (as such term is defined in each of the Series B Indenture and the Series C Indenture) for purposes of the Series B Indenture and the Series C Indenture.

        "SENIOR SUBORDINATED NOTES" shall have the meaning set forth in the Recitals hereto.

        "SENIOR SUBORDINATED SECURITIES" shall have the meaning set forth in the Recitals hereto.

        "SERIES B INDENTURE" means the indenture, dated the date hereof, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee, as amended or supplemented from time to time, relating to $60.0 million in aggregate principal amount of the Company's senior subordinated increasing rate notes, Series B.

        "SERIES C INDENTURE" means the indenture, dated the date hereof, among the Mack Printing Company, the guarantors named therein and Wilmington Trust Company, as trustee, as amended or supplemented from time to time, relating to $10.0 million in aggregate principal amount of the Mack Printing Company's senior subordinated increasing rate notes, Series C.

        "SERIES B NOTES" means the "Senior Subordinated Notes," as such term is defined in the Series B Indenture.

        "SERIES C NOTES" means the "Senior Subordinated Notes," as such term is defined in the Series C Indenture.

        "SERIES B SECURITIES" means the "Senior Subordinated Securities," as such term is defined in the Series B Indenture.

        "SERIES C SECURITIES" means the "Senior Subordinated Securities," as such term is defined in the Series C Indenture.

        "SIGNIFICANT SUBSIDIARY" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act; PROVIDED, HOWEVER, that, for purposes of Section 4.13, such satisfaction shall be determined based on 5.0%, rather than 10.0%.

        "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable transaction.

        "STATED MATURITY" means, with respect to any installment of principal or interest on any Senior Subordinated Securities, the date on which such payment of principal or interest was scheduled to be paid pursuant hereto, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date scheduled for the payment thereof.

        "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of April 1, 1999, by and among the Company, Melham U.S. Inc., Purico (IOM) Ltd. and Paul F. Mack, as such agreement may be supplemented or amended.

        "SUBSIDIARY" means, with respect to any Person, (i) any corporation a majority of whose Voting Stock shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "SUBSIDIARY GUARANTEE" means any guarantee of the Senior Subordinated Securities by a Guarantor pursuant to Article XI.

        "TAKE-OUT SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, including the Take-Out Senior Subordinated Debt, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, in each case issued in compliance with the terms of the Credit Agreement as in effect on the Issue Date.

        "TAKE-OUT SENIOR SUBORDINATED DEBT" means unsecured notes or debentures of the Company (which may be guaranteed by one or more of the Guarantors on a senior subordinated basis), subordinated to the prior payment of the Senior Debt, that may be issued by the Company after the Issue Date solely to Refinance the Indebtedness represented by the Senior Subordinated Notes, the Series B Notes and the Series C Notes.

        "THIRD PARTIES" means all lessees, sublessees, licensees and other users of the Properties in the ordinary course of the Company's business and on a temporary basis.

        "THREE-MONTH LIBOR" means, for any LIBOR Period, the rate for deposits in Dollars for a three-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the first day of such LIBOR Period. If such rate does not appear on Telerate page 3750, the rate for that determination date will be determined on the basis of the rate offered by Morgan Guaranty Trust Company of New York at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for Dollar deposits for a three-month period. If Three-Month LIBOR cannot be determined with respect to any LIBOR Period using the foregoing methods, the rate for such Interest Period will be Three-Month LIBOR as in effect during the preceding LIBOR Period. "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

        "TOTAL LEVERAGE RATIO" means, as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Cash Flow for the Four Quarter Period (as defined in the definition of "Consolidated Fixed Charge Coverage Ratio") most recently ended on or prior to such date.

        "TRANSFER RESTRICTED SECURITIES" means Senior Subordinated Securities that bear or are required to bear the Restricted Securities Legend.

        "TRUSTEE" means the party named as such in the introductory paragraphs of this Indenture until a successor replaces it and, thereafter, means the successor.

        "TRUST OFFICER" means the Chairman of the Board, the President or any other officer of the Trustee assigned by the Trustee to administer this Indenture.

        "U.S. LEGAL TENDER" means such coin or currency of the United States of America that as at the time of payment shall be legal tender for the payment of public and private debts.

        "UNRESTRICTED SUBSIDIARY" of any Person means (1) any Subsidiary of such Person formed or acquired after the Issue Date that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in compliance with Section 4.24 of this Indenture; and
(2) any Subsidiary of an Unrestricted Subsidiary.

        "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) and, with respect to the Company, shall be deemed to include the Common Stock of the Company.

        "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which, at the time of determination, is a Restricted Subsidiary of such Person.

        "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any Wholly Owned Subsidiary of such Person.

               SECTION 1.02  Other Definitions.


                             Term                                 Defined in Section
                             ----                                 ------------------
        "Acceleration Notice"........................                 6.02
        "Affiliate Transaction"......................                 4.08
        "Agent Members"..............................                 2.13(a)
        "Bankruptcy Law".............................                 6.01
        "Change of Control Date".....................                 4.09(a)
        "Change of Control Offer"....................                 4.09
        "Change of Control Payment Date".............                 4.09(c)
        "Covenant Defeasance"........................                 8.01(c)
        "CUSIP"......................................                 2.12
        "custodian"..................................                 6.01
        "Defeasance Trust Payment"...................                 10.02
        "Events of Default"..........................                 6.01
        "Exchange Offer .............................                 2.01
        "Exchange Registration Statement.............                 2.01
        "Guarantor Blockage Period"..................                 12.02
        "Guarantor Default Notice"...................                 12.02
        "Guaranteed Obligations......................                 11.01
        "Incur"......................................                 4.03
        "Indemnified Party"..........................                 7.07
        "Legal Defeasance"...........................                 8. 01(b)
        "Legal Holiday"..............................                 13.08
        "Net Proceeds Offer..........................                 4.06(a)
        "Net Proceeds Offer Amount"..................                 4.06(a)
        "Net Proceeds Offer Payment Date"............                 4.06(a)
        "Net Proceeds Offer Trigger Date"............                 4.06(a)
        "Net Proceeds Trigger Date"..................                 4.06(a)
        "outstanding"................................                 8. 01(b)
        "Paying Agent"...............................                 2.03
        "Payment Blockage Notice"....................                 10.02
        "Payment Blockage Period"....................                 10.02
        "Reference Date".............................                 4.04
        "Registrar"..................................                 2.03
        "Restricted Payment".........................                 4.04
        "Revolving Credit Commitment:                                 6.02
        "Securities Register"........................                 2.06
        "Surviving Entity"...........................                 5.01
        "Term Loan Commitment".................................       6.02


               SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:



        "Commission" means the United States Securities and Exchange Commission.

        "indenture securities" means the Senior Subordinated Securities.

        "indenture security holder" means a Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Senior Subordinated Securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them by such definitions.

               SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

                      (1) a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the
               meaning assigned to it in accordance with GAAP;

                      (3) "or" is not exclusive;

                      (4) "including" means including without limitation;

                      (5) words in the singular include the plural and words in
               the plural include the singular; and

                      (6) "herein", "hereof" and other words of similar import
               refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE II

                       THE SENIOR SUBORDINATED SECURITIES

               SECTION 2.01 Form and Dating; Issuance. (a) The Senior Subordinated Notes, the notation thereon relating to the Subsidiary Guarantees, and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Roll-Over Notes, the notation thereon relating to the Subsidiary Guarantees, and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Notes or Private Exchange Notes, the notation thereon relating to the Subsidiary Guarantees, and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B; PROVIDED that, in the case of the Exchange Note, such Exchange Notes shall not bear the Restricted Securities Legend. The Senior Subordinated Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage. Each Senior Subordinated Security shall be dated the date of its authentication. The terms of the Senior Subordinated Securities and the Subsidiary Guarantees set forth in Exhibit A and Exhibit B are part of the terms of this Indenture. The Senior Subordinated Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

               (b) The Senior Subordinated Securities shall be represented by certificates registered in the names of the Holders and may be represented by one or more Global Senior Subordinated Securities. The aggregate principal amount of any Global Senior Subordinated Security may from time to time be increased or decreased in accordance with the provisions of this Article II by adjustments made on the records of the Trustee as Custodian.

               (c) On the Issue Date, the Company shall issue, and the Trustee shall authenticate in accordance with Section 2.02, the Senior Subordinated Notes in an aggregate principal amount of $40,000,000. On the Issue Date, each Guarantor shall execute a Subsidiary Guarantee in the manner set forth in
Article XI.

               (d) If the Company has not redeemed or repaid the Senior Subordinated Notes in full on or prior to the Initial Maturity Date, the Holders, subject to the provisions of this Section 2.01(d), on the Initial Maturity Date shall exchange their Senior Subordinated Notes for Roll-Over Notes in an equal aggregate principal amount and the Company shall issue (and, in the case of the Subsidiary Guarantees, each Guarantor shall execute), and the Trustee shall authenticate in accordance with Section 2.02, Roll-Over Notes in an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes then outstanding. The obligation of the Holders to exchange their Senior Subordinated Notes for Roll-Over Notes is subject to the condition that no Default or Event of Default under Section 6.01(a), (b) or (d) shall have occurred and be continuing on the Initial Maturity Date.

               (e) At such time as an "Exchange Registration Statement" (as defined in the Registration Rights Agreement) has been declared effective by the Commission and an "Exchange Offer" (as defined in the Registration Rights Agreement) has been consummated as contemplated by the Registration Rights Agreement, the Company shall issue (and, in the case of the Subsidiary Guarantees, each Guarantor shall execute), and the Trustee shall authenticate in accordance with Section 2.02, Exchange Notes in an aggregate principal amount equal to the principal amount of Roll-Over Notes surrendered for exchange or Private Exchange Notes in accordance with the Registration Rights Agreement.

               SECTION 2.02 Execution and Authentication. Two Officers of the Company shall sign the Senior Subordinated Securities by manual or facsimile signature.

               If an Officer whose signature is on a Senior Subordinated Security no longer holds that office at the time the Trustee authenticates the Senior Subordinated Security, the Senior Subordinated Security shall be valid nevertheless.

               A Senior Subordinated Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Subordinated Security. The signature shall be conclusive evidence that the Senior Subordinated Security has been authenticated under this Indenture.

               The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers (1) Senior Subordinated Notes for original issue on the Issue Date in an aggregate principal amount of $40,000,000, (2) subject to Section 2.01(d), Roll-Over Notes in an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes then outstanding and (3) subject to Section 2.01(e), Exchange Notes or Private Exchange Notes, as the case may be, issued upon surrender of an equal aggregate principal amount of Roll-Over Notes in an Exchange Offer. Such order shall specify the amount of the Senior Subordinated Securities to be authenticated, the date on which the original issue of Senior Subordinated Securities is to be authenticated and whether the Senior Subordinated Securities are to be Senior Subordinated Notes, Roll-Over Notes or Exchange Notes. The aggregate principal amount of Senior Subordinated Securities outstanding at any time may not exceed $40,000,000, except as provided in
Section 2.07.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Senior Subordinated Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Subordinated Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

               SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Senior Subordinated Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Senior Subordinated Securities may be presented for payment (the "Paying Agent"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company may act as Paying Agent, Registrar, co-registrar or transfer agent; PROVIDED that the Company may not act as Paying Agent for purposes of Article III, Article VIII, and Sections 4.06 and 4.09.

               The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Senior Subordinated Securities.

               The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Senior Subordinated Securities, and the Trustee shall initially be the Custodian with respect to the Global Senior Subordinated Securities.

               The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, PROVIDED that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; PROVIDED, HOWEVER, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

               SECTION 2.04 Paying Agent To Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal and interest on any Senior Subordinated Security, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Senior Subordinated Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Senior Subordinated Securities and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

               SECTION 2.05 Senior Subordinated Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Senior Subordinated Securities. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Securities.

               SECTION 2.06 Registration of Transfer and Exchange. The Senior Subordinated Securities shall be issued in registered form only. The Company shall cause to be kept at the principal corporate trust office of the Trustee a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of transfer of Senior Subordinated Securities entitled to be transferred as herein provided or the exchange of Senior Subordinated Securities for an equal principal amount of Senior Subordinated Securities of other authorized denominations. To permit registration of transfers and exchanges, the Company shall execute (and, in the case of the Subsidiary Guarantees, each Guarantor shall execute) and the Trustee shall authenticate Senior Subordinated Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any registration of transfer or exchange pursuant to this Section 2.06 (other than any such taxes, assessments or other governmental charges payable upon transfers or exchanges pursuant to Sections 2.09, 3.06, 4.09, and 9.05). The Registrar need not register transfers or exchanges of Senior Subordinated Securities selected for redemption (except, in the case of Senior Subordinated Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Senior Subordinated Securities for a period of 15 days before a selection of Senior Subordinated Securities to be redeemed.

               Prior to the due presentation for registration of transfer of any Senior Subordinated Security, the Company, each Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Senior Subordinated Security is registered as the absolute owner of such Senior Subordinated Security for the purpose of receiving payment of principal of and accrued and unpaid interest on such Senior Subordinated Security and for all other purposes whatsoever, whether or not such Senior Subordinated Security is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               Any Holder of a Global Senior Subordinated Security shall, by acceptance of such Global Senior Subordinated Security, agree that transfers of beneficial interests in such Global Senior Subordinated Security may be effected only through the Depositary, in accordance with the provisions of this Indenture and such Depositary's usual procedures.

               All Senior Subordinated Securities issued upon any registration of transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Subordinated Securities surrendered upon such registration of transfer or exchange.

               SECTION 2.07 Replacement Senior Subordinated Securities. If a mutilated Senior Subordinated Security is surrendered to the Registrar or if the Holder of a Senior Subordinated Security claims that the Senior Subordinated Security has been lost, destroyed or wrongfully taken, the Company shall issue (and, in the case of the Subsidiary Guarantees, each Guarantor shall issue) and the Trustee shall authenticate a replacement Senior Subordinated Security if the Holder satisfies any reasonable requirements of the Trustee including evidence of the destruction, loss or theft of the Senior Subordinated Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Senior Subordinated Security is replaced. The Company and the Trustee may charge the Holder for their reasonable out-of-pocket expenses in replacing a Senior Subordinated Security, including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Senior Subordinated Security has become or is about to become due and payable, the Company in its discretion may pay such Senior Subordinated Security instead of issuing a new Senior Subordinated Security in replacement thereof.

               Every replacement Senior Subordinated Security is an additional obligation of the Company.

               The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Senior Subordinated Securities.

               SECTION 2.08 Outstanding Senior Subordinated Securities. The Senior Subordinated Securities outstanding at any time are all Senior Subordinated Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.08 as not outstanding. A Senior Subordinated Security does not cease to be outstanding because the Company, any Guarantor or an Affiliate of the Company or any Guarantor holds the Senior Subordinated Security.

               If a Senior Subordinated Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Senior Subordinated Security is held by a protected purchaser (as defined in Article 8 of the Uniform Commercial
Code).

               If the Paying Agent (other than the Company or any Subsidiary of the Company) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date U.S. Legal Tender sufficient to pay all principal and interest payable on that date with respect to the Senior Subordinated Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Senior Subordinated Securities on that date pursuant to the terms of this Indenture, then on and after that date such Senior Subordinated Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

               SECTION 2.09 Temporary Senior Subordinated Securities. Until definitive Senior Subordinated Securities are ready for delivery, the Company may prepare (and, in the case of the Subsidiary Guarantees, each Guarantor shall prepare) and the Trustee shall authenticate temporary Senior Subordinated Securities. Temporary Senior Subordinated Securities shall be substantially in the form of definitive Senior Subordinated Securities. Without unreasonable delay, the Company shall prepare (and, in the case of the Subsidiary Guarantees, each Guarantor shall prepare) and the Trustee shall authenticate definitive Senior Subordinated Securities and deliver them in exchange for temporary Senior Subordinated Securities upon surrender of such temporary Senior Subordinated Securities at the office or agency of the Company, without charge to the Holder.

               SECTION 2.10 Cancellation. The Company at any time may deliver Senior Subordinated Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Subordinated Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Subordinated Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Senior Subordinated Securities in accordance with its customary procedures, unless the Company otherwise directs in writing to the Trustee. The Company may not issue new Senior Subordinated Securities to replace Senior Subordinated Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Senior Subordinated Securities in place of canceled Senior Subordinated Securities other than pursuant to the terms of this Indenture.

               SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Senior Subordinated Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate then payable in respect of such Senior Subordinated Securities to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders of Senior Subordinated Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder of Senior Subordinated Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

               The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Subordinated Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

               SECTION 2.12 CUSIP Numbers. The Company in issuing the Senior Subordinated Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any changes in "CUSIP" numbers for the Senior Subordinated Securities.

               SECTION 2.13 Book-Entry Provisions for Global Senior Subordinated Securities. If the Senior Subordinated Securities are issued in the form of a Global Senior Subordinated Security, the following provisions shall apply:

               (a) Each Global Senior Subordinated Security initially shall (i) be registered in the name of the Depositary for such Global Senior Subordinated Security or the nominee of such Depositary and (ii) be delivered to the Trustee as the initial Custodian for such Depositary. Beneficial interests in Global Senior Subordinated Securities may be held indirectly through members of or participants in ("Agent Members") the Depositary.

               Agent Members shall have no rights under this Indenture with respect to any Global Senior Subordinated Security held on their behalf by the Depositary, or the Trustee as Custodian, or under such Global Senior Subordinated Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Senior Subordinated Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Subordinated Security.

               (b) Transfers of a Global Senior Subordinated Security shall be limited to transfers of such Global Senior Subordinated Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Senior Subordinated Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of Section 2.14. The Trustee shall register the transfer of Senior Subordinated Securities to all beneficial owners in exchange for their beneficial interests in a Global Senior Subordinated Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Senior Subordinated Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Senior Subordinated Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Trustee or the Depositary to permit such transfers.

               SECTION 2.14 Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

               (a) Upon the registration of transfer, exchange or replacement of Senior Subordinated Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Senior Subordinated Securities that do not bear the Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Senior Subordinated Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Senior Subordinated Securities that bear the Restricted Securities Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Senior Subordinated Security, or portion thereof, at any time prior to the second anniversary of the Issue Date) or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (b) By its acceptance of any Senior Subordinated Security bearing the Restricted Securities Legend, each Holder of such a Senior Subordinated Security acknowledges that transfer of such Senior Subordinated Security may be restricted pursuant to the provisions of the Securities Act as set forth in the Restricted Securities Legend and agrees that it shall transfer such Senior Subordinated Security only in a transaction that is exempt from the registration requirements of the Securities Act.

               SECTION 2.15 Special Transfer Restrictions on Senior Subordinated Notes. Notwithstanding any other provision of this Indenture, prior to the Initial Maturity Date, (i) no registration of transfer of any Senior Subordinated Note and (ii) no Lien (other than Liens contemplated by the Stock Purchase Agreement) of any kind shall be created in or placed on any Senior Subordinated Note, in each case without the written consent of the Company, which consent shall not be unreasonably withheld (it being understood that solely because any registration of transfer results in an increase in the number of Holders of Senior Subordinated Notes to not more than eight Holders shall not constitute reasonable grounds for withholding such consent); PROVIDED, HOWEVER, that the registration of transfer to, and the creation of Liens in favor of, Affiliates of such Holders shall not be prohibited by this Section 2.15.

                                   ARTICLE III

                                   REDEMPTION

               SECTION 3.01 Notices to Trustee. If the Company elects to redeem Senior Subordinated Securities pursuant to Section 3.07 or is required to redeem Senior Subordinated Notes pursuant to Section 3.08, it shall notify the Trustee in writing of the redemption date, the redemption price, the principal amount of Senior Subordinated Securities to be redeemed and the Section of this Indenture pursuant to which the redemption will occur.

               The Company shall give each notice to the Trustee provided for in this Section 3.01 not less than 30 days (or 3 Business Days in the case of a mandatory redemption pursuant to the terms of Section 3.08(a)) but no more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

               SECTION 3.02 Selection. If less than all of the Senior Subordinated Securities are to be redeemed at any time, selection of Senior Subordinated Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Securities are listed, or, if the Senior Subordinated Securities are not so listed, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Senior Subordinated Security of $1,000 or less shall be redeemed in part. If any Senior Subordinated Security is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Company defaults in making the redemption payment or the Paying Agent is prohibited from making the redemption payment pursuant to the terms of this Indenture, interest ceases to accrue on Senior Subordinated Securities or portions of them called for redemption.

               SECTION 3.03 Notice. Notices of redemption shall be mailed by first class mail not less than 30 days (or 3 Business Days in the case of a mandatory redemption pursuant to the terms of Section 3.08(a)) but not more than 60 days before the redemption date to each Holder of Senior Subordinated Securities to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Senior Subordinated Securities or portions of Senior Subordinated Securities to be redeemed.

               The notice shall identify the Senior Subordinated Securities to be redeemed and shall state:

               (1)    the redemption date;

               (2)    the redemption price;

               (3)    the name and address of the Paying Agent;

               (4) that Senior Subordinated Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) if fewer than all the outstanding Senior Subordinated Securities are to be redeemed, the certificate numbers and principal amounts of the particular Senior Subordinated Securities to be redeemed;

               (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Senior Subordinated Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Senior Subordinated Securities or the Section of this Indenture pursuant to which the Senior Subordinated Securities called for redemption are being redeemed;

               (8) the CUSIP number, if any, printed on the Senior Subordinated Securities being redeemed;

               (9) in the case of a partial redemption, that any Holder of a Senior Subordinated Security redeemed in part shall receive a replacement Senior Subordinated Security in the principal amount equal to the principal amount of the Senior Subordinated Security not so redeemed; and

               (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Securities.

               At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

               SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Senior Subordinated Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Senior Subordinated Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; PROVIDED that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Senior Subordinated Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

               SECTION 3.05 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Securities to be redeemed on the redemption date other than Senior Subordinated Securities or portions of Senior Subordinated Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

               SECTION 3.06 Senior Subordinated Securities Redeemed in Part. Upon surrender of a Senior Subordinated Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Senior Subordinated Security equal in principal amount to the unredeemed portion of the Senior Subordinated Security surrendered.

               SECTION 3.07 Optional Redemption. The Company may at any time and from time to time redeem the Senior Subordinated Notes, in whole or in part, without premium (except as otherwise provided in this Section 3.07) or penalty, at a price equal to the principal amount so to be redeemed plus all accrued and unpaid interest. Prior to April 1, 2004, the Company may not redeem Roll-Over Notes, Exchange Notes or Private Exchange Notes. From and after such date, the Company may at any time and from time to time redeem the Roll-Over Notes, Exchange Notes or Private Exchange Notes in whole or in part, at a price equal to the principal amount so to be redeemed multiplied by the Applicable Call Premium, plus all accrued and unpaid interest to the date of redemption. Partial redemptions pursuant to this Section 3.07 shall be in an aggregate principal amount of $500,000 (in the aggregate as to all Senior Subordinated Securities) or a whole multiple of $100,000 in excess thereof. Notwithstanding anything to the contrary contained above, if any redemption is made pursuant to this Section
3.07 within 30 days of the occurrence of any Change of Control, the Applicable Call Premium shall be accompanied by a redemption premium in an amount equal to 1% of the principal amount of Senior Subordinated Securities so redeemed. If any redemption is made pursuant to this Section 3.07 without the payment of such a redemption premium, and any Change of Control occurs within 30 days thereafter, on the date of the occurrence of such Change of Control the premium provided in the immediately preceding sentence shall be due and payable on such date (notwithstanding that all other amounts pursuant to this Indenture may theretofore have been repaid).

               SECTION 3.08 Mandatory Redemption. (a) If, prior to the Initial Maturity Date, the Company or any of its Subsidiaries shall issue any Take-Out Securities, 100% of the Net Cash Proceeds thereof shall, on the date of the Company's or any such Subsidiary's receipt thereof, be deposited with the Paying Agent, so long as, with respect to Take-Out Securities other than Take-Out Senior Subordinated Debt, with respect to the Take-Out Securities other than Take-Out Senior Subordinated Debt, such deposit is permitted by the terms of the Credit Agreement, to be applied to redeem Senior Subordinated Notes at a price equal to the principal amount so to be redeemed plus all accrued and unpaid interest and any reasonable break funding fees incurred by the Holder thereof in connection therewith, PROVIDED that the Company's failure to so deposit such amounts (and so long as, with respect to the Take-Out Securities other than Take-Out Senior Subordinated Debt, such deposit is permitted by the terms of the Credit Agreement) shall constitute an Event of Default under Section 6.01(b);

               (b) If the Company or any of its Restricted Subsidiaries shall apply, or be required to apply, any Net Cash Proceeds pursuant to Section 4.06(a) to redeem Senior Subordinated Securities, such Net Cash Proceeds shall, on the date of the Company's (or any of its Restricted Subsidiaries') receipt thereof (or such later date as is provided in the last sentence of Section 4.06(a), to the extent relevant) be deposited with the Paying Agent (so long as such deposit is permitted by the terms of the Credit Agreement) to be applied to redeem such Senior Subordinated Securities.

               (c) All redemptions made pursuant to the provisions of this
Section 3.08 shall be made at par. In addition, each redemption payment made pursuant to this Section 3.08 with respect to any Senior Subordinated Securities shall be accompanied by the payment of accrued and unpaid interest (through the date the redemption is actually effected) on the principal amount of Senior Subordinated Notes to be so redeemed; PROVIDED that any such redemption payment made with respect to any Senior Subordinated Notes shall be accompanied by any reasonable break funding fees incurred by the Holder thereof in connection therewith. Notwithstanding anything to the contrary contained above in Section 3.08(a), the Company shall use good faith efforts to provide notices of any mandatory redemption pursuant to Section 3.08(a) sufficiently in advance of its receipt of the proceeds or the occurrence of the event which will require a redemption pursuant to this Section 3.08 so that the respective mandatory redemption may be made on the date of the Company's receipt of such proceeds.


               SECTION 3.09 Senior Subordinated Securities Acquired by the Company. Any Senior Subordinated Security redeemed or repurchased or otherwise acquired by the Company shall be surrendered to the Trustee for cancellation.


                                   ARTICLE IV

                                    COVENANTS

               SECTION 4.01 Payment of Senior Subordinated Securities. The Company shall promptly pay the principal of and interest on the Senior Subordinated Securities on the dates and in the manner provided in the Senior Subordinated Securities, in this Indenture and in the Registration Rights Agreement. An installment of principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company, a Guarantor or any of their respective Affiliates) holds by 11:00 a.m., New York City time, in accordance with this Indenture U.S. Legal Tender sufficient to pay such installment and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders of Senior Subordinated Securities on that date pursuant to the terms of this Indenture.

               The Company shall pay interest on overdue principal (including post-petition interest in an action or proceeding under any Bankruptcy Law) at the rate specified therefor in the Senior Subordinated Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

               SECTION 4.02 Reports. The Company will deliver to the Trustee, within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders or prospective Holders (upon request) with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA ss. 314(a).

               SECTION 4.03 Incurrence of Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "Incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of, or as a consequence of, the Incurrence of any such Indebtedness and (ii) no Senior Subordinated Notes are then outstanding, the Company and any Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than (x) 2.75 to 1.0 if such Indebtedness is Incurred on or before April 1, 2001, or (y) 3.0 to 1.0 if such Indebtedness is Incurred thereafter.

               SECTION 4.04 Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than (x) dividends or distributions made to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor and (y) dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options to purchase or acquire shares of such Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary of the Company to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any Investment (other than Permitted Investments) or (d) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Restricted Subsidiary of the Company that is subordinate or junior in right of payment to the Series B Securities, the Series C Securities, the Senior Subordinated Securities or such Restricted Subsidiary's Subsidiary Guarantee, as the case may be (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if (A) any Series B Notes, Series C Notes, Senior Subordinated Notes are then outstanding or (B) at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the provisions of Section 4.03 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Earnings (or, if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date through the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the "Reference Date"), treating such period as a single accounting period; plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company plus (y) to the extent not otherwise included in the Company's Consolidated Net Earnings, in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of (A) the cash return of capital with respect to such Investment and (B) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; plus (z) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock.

               Notwithstanding anything to the contrary set forth in this
Section 4.04, the Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any principal payment on, purchase, redeem, prepay, defease or otherwise acquire or retire for value, whether at maturity, upon redemption or otherwise, any Series B Securities or Series C Securities if any Senior Subordinated Securities are then outstanding; PROVIDED, HOWEVER, that, upon any Change of Control Offer or Net Proceeds Offer, the Company may purchase the Series B Securities and Series C Securities in accordance with the respective indentures pursuant to which such securities were issued if, (x) in the case of a Change of Control Offer, the Company shall first have purchased all Senior Subordinated Securities tendered pursuant to such Change of Control Offer in compliance with the provisions of Section 4.09 and
(y) in the case of a Net Proceeds Offer, any Net Cash Proceeds shall remain after the consummation of such Net Proceeds Offer in compliance with the provisions of Section 4.06; PROVIDED, FURTHER, that, in any case, such purchase shall constitute a Restricted Payment and shall comply with the provisions of the immediately preceding paragraph.

               Notwithstanding the foregoing, the provisions set forth in the immediately two preceding paragraphs do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if such dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application (within 60 days after the sale thereof) of the net cash proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;
(3) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any Indebtedness (other than the Series B Securities and the Series C Securities) of the Company or any Guarantor that is subordinate or junior in right of payment to the Senior Subordinated Securities or such Guarantor's Subsidiary Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Company or (ii) through the application (within 60 days of the sale thereof) of net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company pursuant to repurchase options in stock option agreements between the Company and employees of the Company and any of its Subsidiaries from such employees or their authorized representatives upon the death, disability or termination of employment of such employees, in the aggregate not to exceed $250,000 in any calendar year, and (5) the declaration and payment, consistent with past practice, of dividends on shares of the Company's Common Stock to holders of such Common Stock if, at the time of such payment and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Company is able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the provisions of Section 4.03. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.04, amounts expended pursuant to clauses (1), (2)(ii), and (4) and (5) of this paragraph shall be included in such calculation.

               Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

               SECTION 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture, the Senior Subordinated Securities and the Subsidiary Guarantees; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any agreement governing Acquired Indebtedness, but only if such encumbrance or restriction shall not apply to any Person, or the assets of any Person, other than the Person, or the assets of the Person, so acquired; (5) agreements existing on the Issue Date, to the extent and in the manner such agreements are in effect on the Issue Date; (6) the Credit Agreement; (7) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; (8) any contract for the sale of specified assets, including, without limitation, any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to any agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, to be consummated in accordance with the terms of this Indenture, pending the closing of such sale or disposition; PROVIDED that any such restriction relates solely to the Capital Stock or assets that are the subject of such agreement; (9) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction or the charter documents of such Securitization Entity; PROVIDED that, in any case, such restrictions apply only to such Securitization Entity; and (10) any agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not materially more restrictive, as determined by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, in their reasonable and good faith judgment, than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (6).

               SECTION 4.06 Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined reasonably and in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Debt or Guarantor Senior Debt (and, in the case of Senior Debt or Guarantor Senior Debt under any revolving credit facility, including the Credit Agreement, effect a corresponding permanent reduction in the availability under such revolving credit facility), (B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) or (iii)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in such clauses (iii)(A), (iii)(B) and (iii)(C) (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary, as the case may be, to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 20 Business Days nor more than 30 Business Days following the date on which the notice of such Net Proceeds Offer is mailed to the Holders, from all Holders on a PRO RATA basis, that principal amount of Senior Subordinated Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Subordinated Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.06. Notwithstanding the foregoing, the Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of aggregate unutilized Net Proceeds Offer Amount will be reset to zero. To the extent that any Net Proceeds remain after the consummation of a Net Proceeds Offer, the Company or any Restricted Subsidiary of the Company, as the case may be, may use such Net Proceeds for any purposes not prohibited by this Indenture. Notwithstanding the provisions of this Section 4.06(a), the Company shall not make a Net Proceeds Offer if the Company is prohibited from doing so under the terms of the Credit Agreement, PROVIDED that the Company's failure to comply with the covenant in this Section 4.06(a) shall constitute an Event of Default described in clause (b) under Section 6.01.

               (b) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed for purposes of this Section 4.06 to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred, and shall comply with the provisions of this Section 4.06 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.06.

               (c) Notwithstanding the provisions of Section 4.06(a), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that (i) at least 80% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value; PROVIDED that any consideration consisting of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of Section 4.06(a).

               (d) Each notice of a Net Proceeds Offer pursuant to this Section
4.06 shall be mailed or caused to be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Securities pursuant to the Net Proceeds Offer and shall state the following terms:

              (i) that the Net Proceeds Offer is being made pursuant to this
        Section 4.06 and that all Senior Subordinated Securities tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Senior Subordinated Securities tendered in a Net Proceeds Offer at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Senior Subordinated Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Securities in denominations of $1,000 or multiples thereof shall be purchased);

             (ii) the Net Proceeds Offer Amount, the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date; PROVIDED that the Net Proceeds Offer Payment Date for the Senior Subordinated Securities shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

            (iii) that any Senior Subordinated Securities not tendered will continue to accrue interest;

             (iv) that unless the Company defaults in making payment therefor, any Senior Subordinated Securities accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

              (v) that Holders electing to have Senior Subordinated Securities purchased pursuant to a Net Proceeds Offer will be required to surrender the Senior Subordinated Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

             (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the fifth Business Day prior to the Net Proceeds Offer Payment Date, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Security purchased;

            (vii) that Holders whose Senior Subordinated Securities are purchased only in part will be issued new Senior Subordinated Securities in a principal amount equal to the unpurchased portion of the Senior Subordinated Securities surrendered; PROVIDED that each Senior Subordinated Security purchased and each new Senior Subordinated Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

           (viii) the calculations used in determining the amount of the Net Proceeds Offer Amount to be applied to the purchase of the Senior Subordinated Securities;

             (ix) any other procedures that a Holder must follow to accept the Net Proceeds Offer; and

              (x) the name and address of the Paying Agent.

               On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Senior Subordinated Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (d)(i) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of, plus accrued interest, if any, on, all Senior Subordinated Securities to be purchased or portions thereof and
(iii) deliver to the Trustee Senior Subordinated Securities so accepted together with an Officers' Certificate stating that the Senior Subordinated Securities or portions thereof were accepted by the Company for payment in accordance with the terms of this Section 4.06. The Paying Agent shall promptly (but in any case not later than five Business Days after the Net Proceeds Offer Payment Date) mail or deliver to each Holder of Senior Subordinated Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Company shall promptly execute and issue New Senior Subordinated Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder such new Senior Subordinated Securities equal in principal amount to any unpurchased portion of the Senior Subordinated Securities surrendered. For purposes of this
Section 4.06, the Trustee shall act as the Paying Agent.

               Any amounts remaining after the purchase of Senior Subordinated Securities pursuant to a Net Proceeds Offer shall be returned by the Paying Agent to the Company.

               (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof

               SECTION 4.07 Maximum Total Leverage Ratio. So long as any Senior Subordinated Note is outstanding, the Company shall not suffer or permit the Total Leverage Ratio at any time during each period set forth in the chart below to exceed the applicable ratio set forth opposite such period.

     Fiscal Quarter Ending During the Period:     Total Leverage Ratio:
     ----------------------------------------     ---------------------
     Issue Date through 6/30/00                       4.75 to 1.00
     7/1/00 through 6/30/01                           4.25 to 1.00
     7/1/01 through 6/30/02                            4.0 to 1.00
     7/1/02 and thereafter                             3.5 to 1.00

               SECTION 4.08 Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 4.08(b) and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, as the case may be. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves aggregate payments or other property with a fair market value in excess of $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

               (b) The restrictions set forth in Section 4.08(a) shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined reasonably and in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary, as the case may be; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries; PROVIDED that such transactions are not otherwise prohibited by this Indenture; (iii) Restricted Payments permitted by this Indenture; (iv) transactions effected as part of a Qualified Securitization Transaction; and (v) any agreement as in effect as of the Issue Date or any amendment thereto and any transaction contemplated thereby (including pursuant to any amendment) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date.

               SECTION 4.09 Change of Control. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Subordinated Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

               (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company will (i) repay in full and terminate all commitments under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Senior Subordinated Securities as provided below. The Company must first comply with the covenant described in the preceding sentence before it shall be required to repurchase Senior Subordinated Securities in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in clause (c) and not in clause (b) under Section 6.01.

               (c) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company will send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Securities pursuant to the Change of Control Offer. Such notice shall state:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Senior Subordinated Securities tendered and not withdrawn will be accepted for payment;

               (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 20 Business Days nor later than 30 Business Days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); PROVIDED that the Change of Control Payment Date for the Senior Subordinated Securities shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Debt having similar provisions;

               (3) that any Senior Subordinated Securities not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in making payment therefor, any Senior Subordinated Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have a Senior Subordinated Security purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the fifth Business Day prior to the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Securities purchased;

               (7) that Holders whose Senior Subordinated Securities are purchased only in part will be issued new Senior Subordinated Securities in a principal amount equal to the unpurchased portion of the Senior Subordinated Securities surrendered; PROVIDED that each Senior Subordinated Security purchased and each new Senior Subordinated Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

               (8) the circumstances and relevant facts regarding such Change of Control;

               (9) any other procedures that a Holder must follow to accept the Change of Control Offer; and

               (10)   the name and address of the Paying Agent.

               On or before the Change of Control Payment Date, the Company shall (i) accept for payment Senior Subordinated Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of, plus accrued and unpaid interest, if any, on, all Senior Subordinated Securities so tendered and (iii) deliver to the Trustee Senior Subordinated Securities so accepted together with an Officers' Certificate stating that the Senior Subordinated Securities or portions thereof were accepted by the Company for payment in accordance with the terms of this Section 4.09. The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail or deliver to each Holder of Senior Subordinated Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, and the Company shall promptly execute and issue new Senior Subordinated Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder new Senior Subordinated Securities equal in principal amount to any unpurchased portion of the Senior Subordinated Securities surrendered. Any Senior Subordinated Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this
Section 4.09, the Trustee shall act as the Paying Agent.

               Any amounts remaining after the purchase of Senior Subordinated Securities pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

               (d)(A) If the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Senior Subordinated Securities or (ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make an offer to purchase or a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the purchase price in full to the Holders of Senior Subordinated Securities that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Senior Subordinated Securities and (B) the Company shall not issue Indebtedness that is subordinated in right of payment to the Senior Subordinated Securities or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Senior Subordinated Securities in the event of a Change in Control under this Indenture.

               (e) Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.09 relating to a Holder's right to redemption upon a Change of Control. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.09 by virtue thereof

               SECTION 4.10 Compliance Certificate. The Company and each Guarantor shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of such Person) stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing such Default or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Securities are prohibited or if such event has occurred, a description of the event and what action the Company and its Subsidiaries are taking or propose to take with respect thereto.

               SECTION 4.11 Maintenance of Properties and Insurance . (a) Subject to Article V, the Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section 4.11 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or such Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any such Subsidiary) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any such Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

               (b) The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name), with responsible carriers, insurance against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses or similar size, including property and casualty loss, workers' compensation, and interruption of business insurance, and as otherwise may be necessary in the judgment of the Company.

               SECTION 4.12 Limitation on Liens. Other than Permitted Liens, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Senior Subordinated Securities, the Senior Subordinated Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens at least to the same extent that the Senior Subordinated Securities are senior in priority to such Indebtedness and (ii) in all other cases, the Senior Subordinated Securities are equally and ratably secured.

               SECTION 4.13 Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an Investment in a Domestic Restricted Subsidiary that is not a Guarantor having total consolidated assets, with a book value in excess of $2.0 million, then such transferee or acquired or other Domestic Restricted Subsidiary shall:

               (1) execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Securities and this Indenture on the terms set forth in this Indenture; and

               (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary;

PROVIDED, HOWEVER, that notwithstanding the foregoing, each transferee or acquired Domestic Restricted Subsidiary or other Domestic Restricted Subsidiary organized by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries shall invest or hold an Investment shall comply with clauses (1) and (2) above if such Domestic Restricted Subsidiary, together with the Company's other Restricted Subsidiaries that are not Guarantors, after giving PRO FORMA effect to such transfer, organization, acquisition or Investment, would constitute a Significant Subsidiary of the Company (using 5.0%, rather than 10.0%, for purposes of such calculation).

        Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

               SECTION 4.14 No Layering. The Company will not, and will not permit any Guarantor to, Incur or suffer to exist Indebtedness that is senior in right of payment to the Senior Subordinated Securities or such Guarantor's Subsidiary Guarantee, as the case may be, and subordinated in right of payment to any other Indebtedness of the Company or such Guarantor's Subsidiary Guarantee, as the case may be.

               SECTION 4.15 Capital Expenditures. So long as any Senior Subordinated Note is outstanding, the aggregate amount of all Capital Expenditures Incurred after the Issue Date will not exceed in the aggregate in any fiscal year of the Company the sum of $30.0 million; PROVIDED that after giving effect to the Incurrence of any Capital Expenditures permitted by this
Section 4.15, no Default or Event of Default shall have occurred and be continuing.

               SECTION 4.16 Conduct of Business. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses other than a Permitted Business.

               SECTION 4.17 Environmental Matters. So long as any Senior Subordinated Note is outstanding, the Company and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for: (1) Hazardous Materials such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (2) the trichloroethylene that is being remediated at the property commonly known as 3575 Hempland Road, Lancaster, Pennsylvania.

               SECTION 4.18 Environmental Release. So long as any Senior Subordinated Note is outstanding, the Company agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

               SECTION 4.19 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

               SECTION 4.20 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any such Subsidiary or upon the income, profits or property of the Company or any such Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any such Subsidiary; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

               SECTION 4.21 Notice of Defaults. Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default, and what action the Company is taking or proposes to take with respect thereto.

               SECTION 4.22 Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Senior Subordinated Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 4.23 Limitation on Preferred Stock of Subsidiaries. The Company will not cause or permit any of its Restricted Subsidiaries to issue to any Person (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) any Preferred Stock or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.


               SECTION 4.24 Limitation on Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate an Unrestricted Subsidiary of the Company to be a Restricted Subsidiary of the Company under this Indenture only if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; (2) any such designation shall be deemed to be an Incurrence as of the date of such designation by a Restricted Subsidiary of the Company of the Indebtedness (if any) of such designated Subsidiary of the Company for purposes of Section 4.03; and (3) immediately after giving effect to such designation and the Incurrence of such additional Indebtedness, the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03.

               The Board of Directors of the Company may designate any Restricted Subsidiary of the Company (other than a Guarantor) to be an Unrestricted Subsidiary of the Company under this Indenture only if: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; (2) such designation is at that time permitted pursuant to Section 4.04 (other than pursuant to clause (viii) of the definition of Permitted Investments); and (3) immediately after giving effect to such designation, the Company is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03.

               Any such designation by the Board of Directors of the Company of an Unrestricted Subsidiary to be a Restricted Subsidiary or of a Restricted Subsidiary to be an Unrestricted Subsidiary shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

               For purposes of Section 4.04: (1) an Investment shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated to be an Unrestricted Subsidiary of the Company in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated to be an Unrestricted Subsidiary; (2) at any date the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary of the Company at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, not to exceed, in the case of any such designation of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary of the Company, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in the case of each of clauses (1) and (2), "net worth" shall be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (3) any property transferred to or from an Unrestricted Subsidiary of the Company shall be valued at its fair market value at the time of such transfer.

               Notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary of the Company if, after such designation: (1) the Company or any of its Restricted Subsidiaries (x) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Restricted Subsidiary; (2) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Restricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final stated maturity; or (3) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

               Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries.

               SECTION 4.25 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where (a) Senior Subordinated Securities may be presented or surrendered for registration of transfer or for exchange, (b) Senior Subordinated Securities may be presented or surrendered for payment and (c) notices and demands in respect of the Senior Subordinated Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made to or served at the address of the Trustee, c/o Wilmington Trust FSB, 520 Madison Avenue, 33rd Floor, New York, New York 10022. The Company hereby initially designates the Trustee at its address c/o Wilmington Trust FSB, 520 Madison Avenue, 33rd Floor, New York, New York 10022 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

               SECTION 4.26 Corporate Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, licenses and franchises or corporate existence if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

                                    ARTICLE V

                                SUCCESSOR COMPANY

               SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets of the Company. (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Senior Subordinated Securities and the performance of every covenant of the Senior Subordinated Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (x) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (y) shall be able to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the provisions of Section 4.03 of this Indenture; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; (iv) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture to this Indenture confirmed that its Guarantee of the Senior Subordinated Securities shall apply to such Person's obligations under this Indenture and the Senior Subordinated Securities; and (v) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

               For purposes of this Section 5.01(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the provisions of Section 5.01(a), in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Senior Subordinated Securities with the same effect as if such Surviving Entity had been named as such.

               SECTION 5.02 Merger or Consolidation of a Guarantor. No Guarantor (other than a Guarantor whose Subsidiary Guarantee is to be released in accordance with Section 11.05 of this Indenture) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless:

              (i) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

             (ii) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

            (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

             (iv) the Guarantor or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Guarantor's Consolidated Net Worth immediately prior to such transaction;

              (v) immediately after giving effect to such transaction, the Company could satisfy the provisions of Section 5.01(a)(ii) of this Indenture; and

             (vi) the Person formed by or surviving such consolidation or merger shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                Notwithstanding the foregoing clauses (iii), (iv), (v) and (vi) above, any Guarantor may consolidate with or merge with or into the Company (with the Company being the surviving entity) or any other Guarantor.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

               SECTION 6.01 Events of Default and Remedies. The following events are "Events of Default":

               (a) the failure to pay interest on any Senior Subordinated Securities when the same becomes due and payable and such default continues for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article X or XII);

               (b) the failure to pay the principal on any Senior Subordinated Securities when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Subordinated Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the provisions of Article X or XII);

               (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the written notice specifying the default (and demanding that such default be remedied) is furnished to the Company by or to the Company and the Trustee by the Holders of least 25% of the outstanding principal amount of the Senior Subordinated Securities (except in the case of a default with respect to the provisions of Article V, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any of the Junior Subordinated Notes or any other Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Entity), or the acceleration of the final stated maturity of any of the Junior Subordinated Notes or any such other Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days after receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), if, in the case of any such other Indebtedness, the aggregate principal amount of such Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregate $10.0 million or more at any time;

               (e) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

               (f) the Company or any Subsidiary of the Company that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors, takes any comparable action under any foreign laws relating to insolvency or any of them takes any action to authorize or effect any of the foregoing;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary in an involuntary case or proceeding; (B) appoints a custodian of the Company or any Subsidiary of the Company that is a Significant Subsidiary or for any substantial part of its property; (C) orders the winding up or liquidation of the Company or any Subsidiary of the Company that is a Significant Subsidiary; or (D) any similar relief is granted under any foreign laws and, in each case, the order or decree relating thereto remains unstayed and in effect for 60 days; and

               (h) any Subsidiary Guarantee of a Subsidiary of the Company that is a Significant Subsidiary ceases to be in full force and effect or any Subsidiary Guarantee of a Subsidiary of the Company that is a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of a Subsidiary of the Company that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary of the Company denies its liability under its Subsidiary Guarantee (other than by reason of release of a Guarantor in accordance with Section 11.05 of this Indenture).

               The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this
Article VI only, the term "custodian" means any receiver, trustee, assignee, liquidator, sequestrator, or similar official under any Bankruptcy Law.

               SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or a Guarantor) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Subordinated Securities may, and the Trustee upon the request of the Holders of at least 25% in principal amount of outstanding Senior Subordinated Securities shall, declare the principal of, premium, if any, and accrued and unpaid interest on all the outstanding Senior Subordinated Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement or any "Revolving Credit Commitment" or "Term Loan Commitment" (as each such term is defined in the Credit Agreement) is in effect, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or a Guarantor occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Senior Subordinated Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               At any time after a declaration of acceleration with respect to the Senior Subordinated Securities as described in the preceding paragraph, the Holders of a majority in principal amount of Senior Subordinated Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due pursuant to Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Senior Subordinated Securities or to enforce the performance of any provision of the Senior Subordinated Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Senior Subordinated Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

               SECTION 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Senior Subordinated Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Securities waive any existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

               SECTION 6.05 Control by Majority. Subject to Section 13.06, the Holders of a majority in aggregate principal amount of the outstanding Senior Subordinated Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of Senior Subordinated Securities, it being understood that subject to Section 7.01 the Trustee shall have no duty or obligation to determine whether or not such actions or forbearances are unduly prejudicial to such Holders, or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

               SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, a Holder of Senior Subordinated Securities may not pursue any remedy with respect to this Indenture or the Senior Subordinated Securities unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (5) the Holders of a majority in aggregate principal amount of the Senior Subordinated Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

               SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Senior Subordinated Securities, on or after the respective due dates expressed in the Senior Subordinated Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Senior Subordinated Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Senior Subordinated Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Senior Subordinated Securities, their respective creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

               FIRST:        to the Trustee for amounts due under Section 7.07;

               SECOND:       to the holders of Senior Debt to the extent
        required by Article X or XII;

               THIRD:        to Holders for amounts due and unpaid on the Senior
        Subordinated Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Securities for principal and interest, respectively; and

               FOURTH:       to the Company or the Guarantors, as their
        respective interests may appear.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

               SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Senior Subordinated Securities.


                                   ARTICLE VII

                                   THE TRUSTEE

               SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b)    Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 7.01.

               (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

               SECTION 7.02  Rights of Trustee.  Subject to Section 7.01:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute willful misconduct or negligence.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Senior Subordinated Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

               (f) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

               (g) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

               (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

               (j) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (k) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Senior Subordinated Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, the Guarantors or any Holder.

               SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Securities and may otherwise deal with the Company, the Guarantors or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.
However, the Trustee must comply with Sections 7.10 and 7.11.

               SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Senior Subordinated Securities, it shall not be accountable for the Company's use of the proceeds of the Senior Subordinated Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture and it shall not be responsible for any statement of the Company or any Guarantors in this Indenture or in any document issued in connection with the issuance of the Senior Subordinated Securities or in the Senior Subordinated Securities other than the Trustee's certificate of authentication.

               SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Senior Subordinated Securities at the expense of the Company notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Senior Subordinated Security, including an acceleration under Section 6.02, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Securities. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a) and (b) if the Trustee is acting as the Paying Agent, unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company, a Guarantor or a Holder that such Default or Event of Default has occurred.

               SECTION 7.06 Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.

               A copy of each report at the time of its mailing to Holders of Senior Subordinated Securities shall be filed with the Commission and each stock exchange (if any) on which the Senior Subordinated Securities are listed. The Company agrees to notify promptly the Trustee whenever the Senior Subordinated Securities become listed on any stock exchange and of any delisting thereof.

               SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such reasonable compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, liability or expense (including reasonable attorneys' fees) Incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Senior Subordinated Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other Person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof, PROVIDED that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such Indemnified Parties in connection with such defense. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company and the Guarantors need not pay any settlement made without the Company's consent (which consent shall not be unreasonably withheld).

               To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Senior Subordinated Securities. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other indebtedness of the Company or the Guarantors and the Senior Subordinated Securities shall be subordinate to the Trustee's rights to receive such payment.

               The Company's and the Guarantors' payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company or any Guarantor, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

               SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Senior Subordinated Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (1)    the Trustee fails to comply with Section 7.10;

               (2)    the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)    the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Senior Subordinated Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Senior Subordinated Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

               SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, PROVIDED that such Person shall be qualified and eligible under this Article VII.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Subordinated Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Subordinated Securities so authenticated; and in case at that time any of the Senior Subordinated Securities shall not have been authenticated, any successor to the Trustee may authenticate such Senior Subordinated Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Subordinated Securities or in this Indenture provided that the certificate of the Trustee shall have.

               SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

               SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

               SECTION 8.01 Legal Defeasance and Covenant Defeasance. (a) The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Senior Subordinated Securities upon compliance with the conditions set forth below in this Article VIII.

               (b) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Securities and any Subsidiary Guarantee on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Securities and any Subsidiary Guarantee, which Senior Subordinated Securities and Subsidiary Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Senior Subordinated Securities, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Senior Subordinated Securities to receive payments in respect of the principal of and interest on such Senior Subordinated Securities, solely from the trust fund described in Section 8.03, when such payments are due, (ii) the Company's obligations with respect to the Senior Subordinated Securities under Sections 2.01(a) and (b) and 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.14, and 2.15
and 4.25 which shall survive until the Senior Subordinated Securities have been paid in full, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c).

               (c) Upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.23, 4.24, 4.25, 4.26 , 5.01(a)(ii), (iv) and (v) and 5.02 with respect to the outstanding Senior Subordinated Securities on and after the date the conditions set forth below are satisfied ("Covenant Defeasance"), and the Senior Subordinated Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Securities, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Senior Subordinated Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(d), (e) and (h) shall not constitute Events of Default.

               SECTION 8.02 Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) to the outstanding Senior Subordinated Securities:

               In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Senior Subordinated Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(f) or (g) are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to that effect that (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture and (b) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

               Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) in the immediately preceding paragraph with respect to a Legal Defeasance need not be delivered if all Senior Subordinated Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable; or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

               SECTION 8.03 Deposited Money and Government Senior Subordinated Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to
Section 8.04, U.S. Legal Tender and U.S. government obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or Section
8.06 in respect of the outstanding Senior Subordinated Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

               Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. government obligations (including the proceeds thereof) held by it as provided in Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

               SECTION 8.04 Repayment to Company. Any U.S. Legal Tender deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Senior Subordinated Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in The New York Times (national edition) and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 8.05 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. government obligations in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Senior Subordinated Securities and the Guarantors' obligations under the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; PROVIDED, HOWEVER, that, if the Company or any Guarantor makes any payment of principal of or interest on any Senior Subordinated Security following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Senior Subordinated Securities to receive such payment from the money held by the Trustee or Paying Agent.

               SECTION 8.06 Satisfaction and Discharge of Indenture. Upon the request of the Company, this Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Senior Subordinated Securities, as expressly provided for herein or pursuant hereto), the Company and the Guarantors will be discharged from their obligations under the Senior Subordinated Securities and the Subsidiary Guarantees, respectively, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

               (a) either (i) all the Senior Subordinated Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Senior Subordinated Securities that have been replaced or paid and Senior Subordinated Securities that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancellation or (ii) all Senior Subordinated Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or
        (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge, without the need to reinvest any proceeds thereof, the entire Indebtedness on such Senior Subordinated Securities not theretofore delivered to the Trustee for cancellation, for principal and interest on the Senior Subordinated Securities to the date of such deposit (in the case of Senior Subordinated Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

               (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

               (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section
7.07 and, if money shall have been deposited with the Trustee pursuant to clause
(a)(ii) of this Section 8.06, the obligations of the Trustee under Section 8.06 and Section 2.04 shall survive.


                                   ARTICLE IX

                                   AMENDMENTS

               SECTION 9.01 Without Consent of Holders. From time to time, the Company and each Guarantor when authorized by a Board Resolution of their respective Boards of Directors, and the Trustee, without the consent of the Holders, may amend this Indenture or the Senior Subordinated Securities or the Subsidiary Guarantees for the following purposes:

               (1) to cure any ambiguity, defect or inconsistency, PROVIDED that any such amendment does not, in the opinion of the Trustee, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Holder or any holder of the Series B Securities or the Series C Securities;

               (2) to provide for uncertificated Senior Subordinated Securities in addition to or in place of certificated Senior Subordinated Securities (PROVIDED that the uncertificated Senior Subordinated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Subordinated Securities are described in Section 163(f)(2)(B) of the
        Code);

               (3)    to comply with Article V;

               (4) to release any Guarantor from its Subsidiary Guarantee in accordance with the provisions of this Indenture;

               (5)    to provide for additional Guarantors;

               (6) to make any change that would provide any additional rights or benefits to each of the Holders of Senior Subordinated Securities and the holders of the Series B Securities and the Series C Securities, treating, for such purpose, the Senior Subordinated Securities, the Series B Securities and the Series C Securities as one class, or that does not adversely affect the legal rights under this Indenture of any such Holder of Senior Subordinated Securities or any holder of Series B Securities or Series C Securities, or

               (7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

               An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt or under Article VII of any holder of Guarantor Senior Debt then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt (or any group or representative thereof authorized to give a consent), as the case may be, consent to such change.

               After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of Senior Subordinated Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Senior Subordinated Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

               SECTION 9.02 With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Subsidiary Guarantees or the Senior Subordinated Securities with the written consent of (i) the Holders of at least 66 2/3% in principal amount of the outstanding Senior Subordinated Securities, (ii) the holders of at least 66 2/3% in principal amount of the Series B Securities and (iii) the holders of at least 66 2/3% in principal amount of the Series C Securities. However, without the consent of (i) each Holder of a Senior Subordinated Security, (ii) each holder of the Series B Securities and (iii) each holder of the Series C Securities, an amendment may not:

              (i) reduce the principal amount of Senior Subordinated Securities whose Holders must consent to an amendment;

             (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Subordinated Securities;

            (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Subordinated Securities, or change the date on which any Senior Subordinated Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

             (iv) make any Senior Subordinated Securities payable in money other than that stated in the Senior Subordinated Securities;

              (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder's Senior Subordinated Securities on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Senior Subordinated Securities to waive Defaults or Events of Default;

             (vi) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Senior Subordinated Securities in a manner which adversely affects the Holders; PROVIDED, HOWEVER, that it is understood that any amendment, the purpose of which is to permit the Incurrence of additional Indebtedness under this Indenture shall not be construed as adversely affecting the ranking of the Senior Subordinated Securities; or

            (vii) make any change to the Subsidiary Guarantees in any manner that adversely affects the rights of the Holders.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof

               No amendment under this Section 9.02 may make any change that adversely affects the rights under Article X of any holder of Senior Debt or under Article XII of any holder of Guarantor Senior Debt then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt (or any group or representative thereof authorized to give a consent), as the case may be, consent to such change.

               After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of Senior Subordinated Securities a notice briefly describing such amendment. The failure to give such notice to all Holders of Senior Subordinated Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

               SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Senior Subordinated Securities shall comply with the TIA as then in effect.

               SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Senior Subordinated Security shall bind the Holder and every subsequent Holder of that Senior Subordinated Security or portion of the Senior Subordinated Security that evidences the same debt as the consenting Holder's Senior Subordinated Security, even if notation of the consent or waiver is not made on the Senior Subordinated Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Senior Subordinated Security or portion of the Senior Subordinated Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Senior Subordinated Securityholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Senior Subordinated Securities entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

               SECTION 9.05 Notation on or Exchange of Senior Subordinated Securities. If an amendment changes the terms of a Senior Subordinated Security, the Trustee may require the Holder of the Senior Subordinated Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Subordinated Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Subordinated Security shall issue and the Trustee shall authenticate a new Senior Subordinated Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Subordinated Security shall not affect the validity of such amendment.

               SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel, each stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

               SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Subsidiary Guarantee or the Senior Subordinated Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                 SUBORDINATION OF SENIOR SUBORDINATED SECURITIES

               SECTION 10.01 Senior Subordinated Securities Subordinated to Senior Debt. The Company covenants and agrees, and the Trustee and each Holder of the Senior Subordinated Securities by their acceptance thereof likewise covenant and agree, (i) that all Senior Subordinated Securities shall be issued subject to the provisions of this Article X; and each Person holding any Senior Subordinated Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest (including, without limitation, interest on overdue payments of principal or interest) on or other amounts payable in respect of the Senior Subordinated Securities or this Indenture by the Company shall, to the extent and in the manner set forth in this Article X, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company, whether outstanding on the Issue Date or thereafter Incurred, including, without limitation, the Company's Obligations under the Credit Agreement, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, Incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Senior Subordinated Securities.

               SECTION 10.02 No Payment on Securities in Certain Circumstances. Unless Section 10.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Senior Subordinated Securities or to acquire any of the Senior Subordinated Securities for cash or property or otherwise (except that holders of the Senior Subordinated Securities may receive payments from a trust described under Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Securities in accordance with the provisions of Article VIII and without violating the provisions of Article X or Article XII of this Indenture (a "Defeasance Trust Payment")).

               In addition, unless Section 10.03 shall be applicable, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Payment Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the 180 days after the receipt by the Trustee of such Payment Blockage Notice (the "Payment Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Senior Subordinated Securities or (y) acquire any of the Senior Subordinated Securities for cash or property or otherwise (except that Holders of the Senior Subordinated Securities may receive Defeasance Trust Payments).

               Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days after the receipt by the Trustee of the Payment Blockage Notice and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               In the event that, notwithstanding the foregoing provisions of this Section 10.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Senior Subordinated Securities at a time when such payment or distribution is prohibited by the first two paragraphs of this Section 10.02 and before all Obligations in respect of Designated Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Debt of the Company (PRO RATA to such holders on the basis of the respective amounts of Designated Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Designated Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Designated Senior Debt remaining unpaid until all such Designated Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Designated Senior Debt.

               SECTION 10.03 Payment Over of Proceeds upon Dissolution, etc. (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Subordinated Securities, or for the acquisition of any of the Senior Subordinated Securities for cash or property or otherwise (except that Holders of the Senior Subordinated Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, the Company of any Obligations on the Senior Subordinated Securities upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Senior Subordinated Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of the Company (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their Representatives, or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

               (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Senior Subordinated Securities at a time when such payment or distribution is prohibited by Section 10.03(a) and before all Obligations in respect of Senior Debt of the Company are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Company (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their Representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

               (c) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

               (d) The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

               SECTION 10.04 Subrogation. Upon the payment in full in cash or Cash Equivalents of all Senior Debt of the Company, the Holders of the Senior Subordinated Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company made on such Senior Debt until the principal of and interest on the Senior Subordinated Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Senior Subordinated Securities or the Trustee on their behalf would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X to the holders of Senior Debt of the Company by Holders of the Senior Subordinated Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt of the Company, and the Holders of the Senior Subordinated Securities, be deemed to be a payment by the Company to or on account of the Senior Debt of the Company. It is understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Senior Subordinated Securities, on the one hand, and the holders of the Senior Debt of the Company, on the other hand.

               If any payment or distribution to which the Holders of the Senior Subordinated Securities would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under Senior Debt, then and in such case, the Holders of the Senior Subordinated Securities shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full in cash of such Senior Debt.

               SECTION 10.05 Obligations of the Company Unconditional. Nothing contained in this Article X or elsewhere in this Indenture or in the Senior Subordinated Securities is intended to or shall impair, as among the Company and the Holders of the Senior Subordinated Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Senior Subordinated Securities the principal of and interest on the Senior Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Senior Subordinated Securities and creditors of the Company other than the holders of the Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of any Senior Subordinated Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of the Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Without limiting the generality of the foregoing, nothing contained in this Article X shall restrict the right of the Trustee or the Holders of Senior Subordinated Securities to take any action to declare the Senior Subordinated Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Debt of the Company then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Senior Subordinated Securities or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, the Company on account of any Obligations on the Senior Subordinated Securities.

               SECTION 10.06 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Senior Subordinated Securities pursuant to the provisions of this Article X (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article X). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VII, be entitled to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 10.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Senior Subordinated Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Senior Subordinated Securities shall otherwise be subject to the provisions of this Article X). Nothing contained in this Section 10.06 shall limit the right of the holders of Senior Debt of the Company to recover payments from Holders as contemplated by Section 10.02 or
10.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 10.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article X, the Trustee and the Holders of the Senior Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, or liquidating trustee, delivered to the Trustee or to the Holders of the Senior Subordinated Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

               SECTION 10.08 Trustee's Relation to Senior Debt. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

               With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company (except as provided in Section 10.02 and Section 10.03(b), subject to Section 10.06). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Senior Subordinated Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

               SECTION 10.09 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this
Article X are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

               SECTION 10.10. Holders Authorize Trustee To Effectuate Subordination of Senior Subordinated Securities. Each Holder of Senior Subordinated Securities by its acceptance of such Senior Subordinated Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article X, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Senior Subordinated Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Senior Subordinated Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 10.11. This Article Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Senior Subordinated Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of Section 6.01.

               SECTION 10.12. Trustee's Compensation Not Prejudiced. Nothing in this Article X shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.


               SECTION 10.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.09, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Senior Subordinated Securities, without incurring responsibility to the Holders of the Senior Subordinated Securities and without impairing or releasing the subordination provided in this
Article X or the obligations hereunder of the Holders of the Senior Subordinated Securities to the holders of Senior Debt of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

               SECTION 10.14 Subordination Provisions Not Applicable to Money Held in Trust for Holders. All money and U.S. government obligations deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of the Holders and shall not be subject to this Article X.


               SECTION 10.15 Amendments. As long as the Credit Agreement is outstanding or any amounts are outstanding thereunder, the provisions of this
Article X (and the definitions used herein) shall not be amended or modified without the written consent of the Representative under the Credit Agreement.


                                   ARTICLE XI

                              SUBSIDIARY GUARANTEES

               SECTION 11.01 Subsidiary Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest (including interest on overdue principal and interest on overdue interest, to the extent lawful) on the Senior Subordinated Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Senior Subordinated Securities and (b) the full and punctual performance of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Senior Subordinated Securities (all of the foregoing being collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

               Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Senior Subordinated Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Senior Subordinated Securities or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Senior Subordinated Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (f) any change in the ownership of such Guarantor; (g) the validity, regularity or enforceability of the Senior Subordinated Securities or this Indenture.

               The Subsidiary Guarantee of each Guarantor is, to the extent and in the manner set forth in Article XII, subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt and is made subject to such provisions of this Indenture.

               Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

               The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Senior Subordinated Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

               Each Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

               In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in U.S. Legal Tender, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium and liquidated damages, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

               Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all Guarantor Senior Debt as provided in Article XII. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

               Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section.

               SECTION 11.02 Execution and Delivery of Subsidiary Guarantee. (a) To evidence each Guarantor's Subsidiary Guarantee set forth in this Article XI, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Senior Subordinated Security authenticated and delivered by the Trustee.

               (b) This Indenture shall be executed on behalf of each Guarantor, and an Officer of each Guarantor shall sign the notation of the Subsidiary Guarantee on each Senior Subordinated Security, by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Subsidiary Guarantee on any Senior Subordinated Security no longer holds that office at the time the Trustee authenticates such Senior Subordinated Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. Each Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Security a notation of the Subsidiary Guarantee.

               (c) The delivery of any Senior Subordinated Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

               SECTION 11.03 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its guarantees of Indebtedness under the Credit Agreement) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

               SECTION 11.04 Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Senior Subordinated Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

               SECTION 11.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

               SECTION 11.06 Release of Guarantors. The Subsidiary Guarantee furnished by a Guarantor shall be automatically and unconditionally released and discharged (at which time such Person shall cease to be a Guarantor), without any further action required on the part of the Trustee or any Holder, upon the occurrence of (i) the release and discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee (as well as the release or discharge of any subsequently created guarantees which would have resulted in the creation of such Subsidiary Guarantee if same did not already exist), in each case except a discharge or release by or as a result of payment under such Subsidiary Guarantee and (ii) any sale or other disposition (by merger, stock purchase, asset sale or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's and its other Restricted Subsidiaries' Capital Stock in such Guarantor ((or all or substantially all of its assets); PROVIDED that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture.

               SECTION 11.07 Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE XII

                     SUBORDINATION OF SUBSIDIARY GUARANTEES

               SECTION 12.01 Subsidiary Guarantees Subordinated to Guarantor Senior Debt. Each Guarantor covenants and agrees, and the Trustee and each Holder of the Senior Subordinated Securities by their acceptance thereof likewise covenant and agree, (i) that all Subsidiary Guarantees shall be issued subject to the provisions of this Article XII; and each Person holding any Subsidiary Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest (including, without limitation, interest on overdue payments of principal or interest) on or other amounts payable in respect of the Senior Subordinated Securities or this Indenture pursuant to the Subsidiary Guarantee made by or on behalf of such Guarantor shall, to the extent and in the manner set forth in this Article XII, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt of such Guarantor, whether outstanding on the Issue Date or thereafter Incurred, including, without limitation, such Guarantor's Obligations under the Credit Agreement, and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, Incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture, the Senior Subordinated Securities, and the Subsidiary Guarantees.

               SECTION 12.02 No Payment on Securities in Certain Circumstances. Unless Section 12.03 shall be applicable, if any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Guarantor Senior Debt, no payment of any kind or character shall be made by or on behalf of any Guarantor or any other Person on its behalf with respect to any Obligations on the Subsidiary Guarantees of any Guarantor or to acquire any of the Subsidiary Guarantees of any Guarantor for cash or property or otherwise (except that holders of the Subsidiary Guarantees may receive Defeasance Trust Payments from a trust described under Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Subsidiary Guarantees in accordance with the provisions of Article VIII and without violating the provisions of
Article X or Article XII of this Indenture).

               In addition, unless Section 12.03 shall be applicable, if any other event of default occurs and is continuing with respect to any Designated Guarantor Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Guarantor Senior Debt, permitting the holders of such Designated Guarantor Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Guarantor Senior Debt gives written notice of the event of default to the Trustee (a "Guarantor Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Guarantor Senior Debt terminating the Guarantor Blockage Period, during the 180 days after the receipt by the Trustee of such Guarantor Default Notice (the "Guarantor Blockage Period"), neither any Guarantor nor any other Person on either of its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Subsidiary Guarantees of such Guarantor or (y) acquire any of the Senior Subordinated Securities for cash or property or otherwise (except that holders of the Senior Subordinated Securities may receive Defeasance Trust Payments).

               Notwithstanding anything herein to the contrary, in no event will a Guarantor Blockage Period extend beyond 180 days after the receipt by the Trustee of the Guarantor Default Notice and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Guarantor Senior Debt shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Designated Guarantor Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               In the event that, notwithstanding the foregoing provisions of this Section 12.02 prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Subsidiary Guarantees at a time when such payment or distribution is prohibited by the first two paragraphs of this Section 12.02 and before all Obligations in respect of Designated Guarantor Senior Debt of such Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Designated Guarantor Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Designated Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Designated Guarantor Senior Debt remaining unpaid until all such Designated Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Designated Guarantor Senior Debt.

               SECTION 12.03 Payment Over of Proceeds upon Dissolution, etc. (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Subsidiary Guarantees, or for the acquisition of any of the Senior Subordinated Securities for cash or property or otherwise (except that Holders of the Senior Subordinated Securities may receive Defeasance Trust Payments). Before any payment may be made by, or on behalf of, any Guarantor of any Obligations on the Subsidiary Guarantees upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), to which the Holders of the Subsidiary Guarantees or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Debt of such Guarantor (PRO RATA to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their Representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Debt in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

               (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Subsidiary Guarantees at a time when such payment or distribution is prohibited by Section 12.03(a) and before all Obligations in respect of Guarantor Senior Debt of such Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt of such Guarantor (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

               (c) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

               (d) The consolidation of any Guarantor with, or the merger of such Guarantor with or into, another Person or the liquidation or dissolution of such Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

               SECTION 12.04 Subrogation. Upon the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of any Guarantor, the Holders of the Subsidiary Guarantees of such Guarantor shall be subrogated to the rights of the holders of such Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Debt until the principal of and interest on the Senior Subordinated Securities shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Debt of such Guarantor of any cash, property or securities to which the Holders of the Senior Subordinated Securities or the Trustee on their behalf would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII to the holders of Guarantor Senior Debt of such Guarantor by Holders of the Senior Subordinated Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of Guarantor Senior Debt of such Guarantor, and the Holders of the Senior Subordinated Securities, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt of such Guarantor. It is understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Senior Subordinated Securities, on the one hand, and the holders of the Guarantor Senior Debt of such Guarantor, on the other hand.

               If any payment or distribution to which the Holders of the Senior Subordinated Securities would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of all amounts payable under Guarantor Senior Debt, then and in such case, the Holders of the Senior Subordinated Securities shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full in cash of such Guarantor Senior Debt.

               SECTION 12.05 Obligations of the Guarantors Unconditional. Nothing contained in this Article XII or elsewhere in this Indenture, the Senior Subordinated Securities or in the Subsidiary Guarantees is intended to or shall impair, as among the Guarantors and the Holders of the Senior Subordinated Securities, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders of the Subsidiary Guarantees the principal of and interest on the Subsidiary Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subsidiary Guarantees and creditors of the Guarantors other than the holders of the Guarantor Senior Debt of the Guarantors, nor shall anything herein or therein prevent the Holder of any Senior Subordinated Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of the Guarantor Senior Debt of the Guarantors in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

               Without limiting the generality of the foregoing, nothing contained in this Article XII shall restrict the right of the Trustee or the Holders of Subsidiary Guarantees to take any action to declare the Subsidiary Guarantees to be due and payable prior to their stated maturity pursuant to
Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Guarantor Senior Debt of the Guarantors then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Subsidiary Guarantees or the Trustee are entitled to receive any direct or indirect payment from, or on behalf of, the Guarantors on account of any Obligations on the Subsidiary Guarantees.

               SECTION 12.06 Notice to Trustee. Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Senior Subordinated Securities and the Subsidiary Guarantees pursuant to the provisions of this Article XII (although the failure to give any such notice shall not affect the subordination provisions set forth in this Article XII). The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Debt of any Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of any Guarantor, or by a holder of Guarantor Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article VII, be entitled to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subsidiary Guarantee), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Guarantors and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date (although the receipt of such moneys by any Holder of Senior Subordinated Securities shall otherwise be subject to the provisions of this Article XII). Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Debt of the Guarantors to recover payments from Holders as contemplated by Section 12.02 or 12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt of any Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

               In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt of any Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt of any Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 12.07 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article XII, the Trustee and the Holders of the Senior Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy or liquidating trustee, delivered to the Trustee or to the Holders of the Senior Subordinated Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt of the Guarantors and other indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

               SECTION 12.08 Trustee's Relation to Guarantor Senior Debt. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article XII with respect to any Guarantor Senior Debt of the Guarantors which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt of the Guarantors, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

               With respect to the holders of Guarantor Senior Debt of the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt of the Guarantors shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt of the Guarantors (except as provided in Section 12.02 and Section 12.03(b), subject to Section 12.06). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Senior Subordinated Securities or to the Guarantors or to any other Person cash, property or securities to which any holders of Guarantor Senior Debt of any Guarantor shall be entitled by virtue of this Article XII or otherwise.

               SECTION 12.09 Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Debt. No right of any present or future holders of any Guarantor Senior Debt of any Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article XII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt of any such Guarantor.

               SECTION 12.10. Holders Authorize Trustee To Effectuate Subordination of Subsidiary Guarantees. Each Holder of Senior Subordinated Securities and Subsidiary Guarantees by its acceptance of them authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XII, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance of its or his Senior Subordinated Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Guarantor Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Senior Subordinated Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Securities, the Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 12.11. This Article Not To Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Senior Subordinated Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of Section 6.01.

               SECTION 12.12. Trustee's Compensation Not Prejudiced. Nothing in this Article XII shall apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.


               SECTION 12.13. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Senior Subordinated Securities, without incurring responsibility to the Holders of the Senior Subordinated Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Senior Subordinated Securities to the holders of Guarantor Senior Debt of any Guarantor, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Debt or any instrument evidencing the same or any agreement under which such Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Debt; (c) release any Person liable in any manner for the collection of such Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

               SECTION 12.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders. All money and U.S. government obligations deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of the Holders and shall not be subject to this Article XII.

               SECTION 12.15 Amendments. As long as the Credit Agreement is outstanding or any amounts are outstanding thereunder, the provisions of this
Article XII (and the definitions used herein) shall not be amended or modified without the written consent of the Representative under the Credit Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

               SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

               SECTION 13.02 Notices. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail, transmitted by confirmed telecopy or sent by overnight courier, addressed as follows:

               if to the Company or any Guarantor:

               Cadmus Communications Corporation
               6620 West Broad Street
               Richmond, VA 23230
               Telephone:  (804) 287-5690
               Facsimile:  (804) 287-5683
               Attention:  Bruce V. Thomas, Chief Financial Officer

with a copy to:

               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, VA 23219-4074
               Telephone:  (804) 788-8464
               Facsimile:  (804) 788-8212
               Attention:  T. Justin Moore, III, Esq.

               if to the Trustee:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001
               Telephone:  (302) 651-8681
               Facsimile:  (302) 651-8882
               Attention:  Corporate Trust Administration

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if telecopied; and the next Business Day after timely delivered to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication mailed to a Holder, including any notice delivered in connection with Sections 310(b), 313(c), 314(a) and 315(b) of the TIA shall be mailed to such Holder at such Holder's address as it appears on the Security Register and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               SECTION 13.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture, the Subsidiary Guarantees or the Senior Subordinated Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

               SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or a Guarantor to the Trustee to take or refrain from taking any action under this Indenture after the Issue Date, at the request of the Trustee, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               To the extent applicable, the Company and the Guarantors shall comply with the provisions of TIA ss. 314(c)(3).

               SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

               SECTION 13.06 When Senior Subordinated Securities Disregarded. In determining whether the Holders of the required principal amount of Senior Subordinated Securities have concurred in any direction, waiver or consent, Senior Subordinated Securities owned by the Company, the Guarantors or any of their Affiliates shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Securities which the Trustee actually knows are so owned shall be so disregarded.

               SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

               SECTION 13.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of Delaware or the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

               SECTION 13.09 GOVERNING LAW. THIS INDENTURE, THE SUBSIDIARY GUARANTEES, AND THE SENIOR SUBORDINATED SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               SECTION 13.10 Submission to Jurisdiction. The Company, each Guarantor and each Holder of Senior Subordinated Securities, by its acceptance thereof, consents to the jurisdiction of, and elects as the sole judicial forum for the adjudication of any matters arising under or in connection with this Indenture or the Senior Subordinated Securities, the courts of the County of New York, State of New York, or of the United States of America for the Southern District of New York.

               SECTION 13.11 No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Senior Subordinated Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Subordinated Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Subordinated Securities.

               SECTION 13.12 Successors. All agreements of the Company and each Guarantor in this Indenture, the Senior Subordinated Securities and the Subsidiary Guarantees, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

               SECTION 13.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
One signed copy is enough to prove this Indenture.

               SECTION 13.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

               SECTION 13.15 Severability. In case any provision of this Indenture, in the Senior Subordinated Securities or in a Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                        CADMUS COMMUNICATIONS CORPORATION


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title:  Vice President and Treasurer


                                    WILMINGTON TRUST COMPANY,
                                      as Trustee


                                    By: ________________________________________
                                        Name:
                                        Title:

                                    GUARANTORS:

                                    CADMUS JOURNAL SERVICES, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer


                                    WASHBURN GRAPHICS, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer


                                    AMERICAN GRAPHICS, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer

                                    EXPERT GRAPHICS, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer


                                    CADMUS DIRECT MARKETING, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title:    Vice President and Treasurer


                                    THREE SCORE, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer

                                    MACK PRINTING COMPANY


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title: Vice President and Treasurer



                                    PORT CITY PRESS, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title:    Vice President and Treasurer


                                    MACK PRINTING GROUP, INC.


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title:    Vice President and Treasurer

                                    SCIENCE CRAFTSMAN INCORPORATED


                                    By: ________________________________________
                                        Name:  David E. Bosher
                                        Title:    Vice President and Treasurer

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE........................................1

               SECTION 1.01        Definitions...............................................1
               SECTION 1.02        Other Definitions........................................28
               SECTION 1.03        Incorporation by Reference of Trust Indenture Act........28
               SECTION 1.04        Rules of Construction....................................29

ARTICLE II  THE SENIOR SUBORDINATED SECURITIES..............................................29

               SECTION 2.01        Form and Dating; Issuance................................29
               SECTION 2.02        Execution and Authentication.............................30
               SECTION 2.03        Registrar and Paying Agent...............................31
               SECTION 2.04        Paying Agent To Hold Money in Trust......................32
               SECTION 2.05        Senior Subordinated Securityholder Lists.................32
               SECTION 2.06        Registration of Transfer and Exchange....................32
               SECTION 2.07        Replacement Senior Subordinated Securities...............33
               SECTION 2.08        Outstanding Senior Subordinated Securities...............34
               SECTION 2.09        Temporary Senior Subordinated Securities.................34
               SECTION 2.10        Cancellation.............................................34
               SECTION 2.11        Defaulted Interest.......................................35
               SECTION 2.12        CUSIP Numbers............................................35
               SECTION 2.13        Book-Entry Provisions for Global Senior Subordinated
                                   Securities...............................................35
               SECTION 2.14        Special Transfer Provisions..............................36
               SECTION 2.15        Special Transfer Restrictions on Senior Subordinated
                                   Notes....................................................37


ARTICLE III  REDEMPTION.....................................................................37

               SECTION 3.01        Notices to Trustee.......................................37
               SECTION 3.02        Selection................................................37
               SECTION 3.03        Notice...................................................38
               SECTION 3.04        Effect of Notice of Redemption...........................39
               SECTION 3.05        Deposit of Redemption Price..............................39
               SECTION 3.06        Senior Subordinated Securities Redeemed in Part..........39
               SECTION 3.07        Optional Redemption......................................39
               SECTION 3.08        Mandatory Redemption.....................................40
               SECTION 3.09        Senior Subordinated Securities Acquired by the
                                   Company..................................................40

ARTICLE IV  COVENANTS.......................................................................40

               SECTION 4.01        Payment of Senior Subordinated Securities................40
               SECTION 4.02        Reports..................................................41
               SECTION 4.03        Incurrence of Indebtedness...............................41
               SECTION 4.04        Restricted Payments......................................41
               SECTION 4.05        Dividend and Other Payment Restrictions Affecting
                                   Subsidiaries.............................................43
               SECTION 4.06        Asset Sales..............................................44
               SECTION 4.07        Maximum Total Leverage Ratio.............................47
               SECTION 4.08        Transactions with Affiliates.............................47
               SECTION 4.09        Change of Control........................................48
               SECTION 4.10        Compliance Certificate...................................51
               SECTION 4.11        Maintenance of Properties and Insurance .................51
               SECTION 4.12        Limitation on Liens......................................52
               SECTION 4.13        Additional Subsidiary Guarantees.........................52
               SECTION 4.14        No Layering..............................................53
               SECTION 4.15        Capital Expenditures.....................................53
               SECTION 4.16        Conduct of Business......................................53
               SECTION 4.17        Environmental Matters....................................53
               SECTION 4.18        Environmental Release....................................53
               SECTION 4.19        Compliance with Laws.....................................53
               SECTION 4.20        Payment of Taxes and Other Claims........................54
               SECTION 4.21        Notice of Defaults.......................................54
               SECTION 4.22        Waiver of Stay, Extension or Usury Laws..................54
               SECTION 4.23        Limitation on Preferred Stock of Subsidiaries............54
               SECTION 4.24        Limitation on Restricted and Unrestricted
                                   Subsidiaries.............................................54
               SECTION 4.25        Maintenance of Office or Agency..........................56
               SECTION 4.26        Corporate Existence......................................56

ARTICLE V  SUCCESSOR COMPANY................................................................56

               SECTION 5.01        Merger, Consolidation or Sale of All or Substantially
                                   All Assets of the Company................................56
               SECTION 5.02        Merger or Consolidation of a Guarantor...................58

ARTICLE VI  DEFAULTS AND REMEDIES...........................................................58

               SECTION 6.01        Events of Default and Remedies...........................58
               SECTION 6.02        Acceleration.............................................60
               SECTION 6.03        Other Remedies...........................................61
               SECTION 6.04        Waiver of Past Defaults..................................61
               SECTION 6.05        Control by Majority......................................61
               SECTION 6.06        Limitation on Suits......................................62
               SECTION 6.07        Rights of Holders to Receive Payment.....................62
               SECTION 6.08        Collection Suit by Trustee...............................62
               SECTION 6.09        Trustee May File Proofs of Claim.........................62
               SECTION 6.10        Priorities...............................................63
               SECTION 6.11        Undertaking for Costs....................................63

ARTICLE VII  THE TRUSTEE....................................................................64

               SECTION 7.01        Duties of Trustee........................................64
               SECTION 7.02        Rights of Trustee........................................65
               SECTION 7.03        Individual Rights of Trustee.............................66
               SECTION 7.04        Trustee's Disclaimer.....................................66
               SECTION 7.05        Notice of Defaults.......................................66
               SECTION 7.06        Reports by Trustee to Holders............................66
               SECTION 7.07        Compensation and Indemnity...............................67
               SECTION 7.08        Replacement of Trustee...................................68
               SECTION 7.09        Successor Trustee by Merger..............................69
               SECTION 7.10        Eligibility; Disqualification............................69
               SECTION 7.11        Preferential Collection of Claims Against Company........69

ARTICLE VIII  DISCHARGE OF INDENTURE; DEFEASANCE............................................70

               SECTION 8.01        Legal Defeasance and Covenant Defeasance.................70
               SECTION 8.02        Conditions to Legal or Covenant Defeasance...............71
               SECTION 8.03        Deposited Money and Government Senior
                                   Subordinated Securities to be Held in Trust; Other
                                   Miscellaneous Provisions.................................72
               SECTION 8.04        Repayment to Company.....................................72
               SECTION 8.05        Reinstatement............................................72
               SECTION 8.06        Satisfaction and Discharge of Indenture..................73

ARTICLE IX  AMENDMENTS......................................................................74

               SECTION 9.01        Without Consent of Holders...............................74
               SECTION 9.02        With Consent of Holders..................................75
               SECTION 9.03        Compliance with Trust Indenture Act......................76
               SECTION 9.04        Revocation and Effect of Consents and Waivers............76
               SECTION 9.05        Notation on or Exchange of Senior Subordinated
                                   Securities...............................................76
               SECTION 9.06        Trustee To Sign Amendments...............................77
               SECTION 9.07        Payment for Consent......................................77

ARTICLE X  SUBORDINATION OF SENIOR SUBORDINATED SECURITIES..................................77

               SECTION 10.01       Senior Subordinated Securities Subordinated to Senior
                                   Debt.....................................................77
               SECTION 10.02       No Payment on Securities in Certain Circumstances........78
               SECTION 10.03       Payment Over of Proceeds upon Dissolution, etc...........79
               SECTION 10.04       Subrogation..............................................80
               SECTION 10.05       Obligations of the Company Unconditional ................81
               SECTION 10.06       Notice to Trustee........................................81
               SECTION 10.07       Reliance on Judicial Order or Certificate of Liquidating
                                   Agent....................................................82
               SECTION 10.08       Trustee's Relation to Senior Debt........................82
               SECTION 10.09       Subordination Rights Not Impaired by Acts or
                                   Omissions of the Company or Holders of Senior Debt.......83
               SECTION 10.10       Holders Authorize Trustee To Effectuate Subordination
                                   of Senior Subordinated Securities........................83
               SECTION 10.11       This Article Not To Prevent Events of Default............83
               SECTION 10.12       Trustee's Compensation Not Prejudiced....................83
               SECTION 10.13       No Waiver of Subordination Provisions....................83
               SECTION 10.14       Subordination Provisions Not Applicable to Money
                                   Held in Trust for Holders................................84
               SECTION 10.15       Amendments...............................................84

ARTICLE XI  SUBSIDIARY GUARANTEES...........................................................84

               SECTION 11.01       Subsidiary Guarantees....................................84
               SECTION 11.02       Execution and Delivery of Subsidiary Guarantee...........86
               SECTION 11.03       Limitation on Liability..................................86
               SECTION 11.04       Successors and Assigns...................................86
               SECTION 11.05       No Waiver................................................86
               SECTION 11.06       Release of Guarantors....................................86
               SECTION 11.07       Modification.............................................87

ARTICLE XII  SUBORDINATION OF SUBSIDIARY GUARANTEES.........................................87

               SECTION 12.01       Subsidiary Guarantees Subordinated to Guarantor
                                   Senior Debt..............................................87
               SECTION 12.02       No Payment on Securities in Certain Circumstances........89
               SECTION 12.03       Payment Over of Proceeds upon Dissolution, etc...........90
               SECTION 12.04       Subrogation..............................................91
               SECTION 12.05       Obligations of the Guarantors Unconditional..............91
               SECTION 12.06       Notice to Trustee........................................91
               SECTION 12.07       Reliance on Judicial Order or Certificate of Liquidating
                                   Agent....................................................92
               SECTION 12.08       Trustee's Relation to Guarantor Senior Debt..............92
               SECTION 12.09       Subordination Rights Not Impaired by Acts or
                                   Omissions of the Guarantors or Holders of Guarantor
                                   Senior Debt..............................................93
               SECTION 12.10       Holders Authorize Trustee To Effectuate Subordination
                                   of Subsidiary Guarantees.................................93
               SECTION 12.11       This Article Not To Prevent Events of Default............93
               SECTION 12.12       Trustee's Compensation Not Prejudiced....................93
               SECTION 12.13       No Waiver of Subordination Provisions....................93
               SECTION 12.14       Subordination Provisions Not Applicable to Money
                                   Held in Trust for Holders................................94
               SECTION 12.15       Amendments...............................................94

ARTICLE XIII  MISCELLANEOUS.................................................................94

               SECTION 13.01       Trust Indenture Act Controls.............................94
               SECTION 13.02       Notices..................................................94
               SECTION 13.03       Communication by Holders with Other Holders..............95
               SECTION 13.04       Certificate and Opinion as to Conditions Precedent.......95
               SECTION 13.05       Statements Required in Certificate or Opinion............96
               SECTION 13.06       When Senior Subordinated Securities Disregarded..........96
               SECTION 13.07       Rules by Trustee, Paying Agent and Registrar.............96
               SECTION 13.08       Legal Holidays...........................................96
               SECTION 13.09       GOVERNING LAW............................................97
               SECTION 13.10       Submission to Jurisdiction...............................97
               SECTION 13.11       No Recourse Against Others...............................97
               SECTION 13.12       Successors...............................................97
               SECTION 13.13       Multiple Originals.......................................97
               SECTION 13.14       Table of Contents; Headings..............................97
               SECTION 13.15       Severability.............................................97

EXHIBITS

        EXHIBIT A - Form Of Senior Subordinated Note
        EXHIBIT B - Form Of Rollover Note
        EXHIBIT C - Global Senior Subordinated Securities Legend
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